Exhibit 10.6

RETAIL LEASE

between

LA CAÑADA PROPERTIES, INC.,

a California corporation,

as Landlord

and

SPORT CHALET, INC.,

a Delaware corporation,

as Tenant

La Cañada, California

43.	Entire Agreement	21

Exhibit A - Site Plan
Exhibit B - Legal Description of the Shopping Center
Exhibit C - Construction of Premises
Exhibit D - Approved Tenant Exterior Sign Specifications
Exhibit E - List of Existing Exclusives
Exhibit F - Memorandum of Lease
Exhibit G - Form of Subordination, Non-Disturbance and Attornment Agreement

RETAIL LEASE

THIS RETAIL LEASE (this “Lease”) dated as of January 11, 2008, is entered into by and between LA CAÑADA PROPERTIES, INC., a California corporation (“Landlord”) and SPORT CHALET, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Premises Address:
Premises at an address to be determined within the Shopping Center to be commonly known as “La Cañada Flintridge Town Center”, located at the northeast corner of Angeles Crest Highway and Foothill Boulevard, in La Cañada, California.

Lease Term:
“Initial Term” from the “Commencement Date” (as hereinafter defined) through the January 31 first occurring following the expiration of one hundred twenty (120) full months after the Commencement Date, with options to extend the Term for three (3) “Option Terms” (as hereinafter defined) of sixty (60) months each.

Minimum Rent:

Period of Term	Minimum Rent
Commencement Date-Month 60	1/12th of $18.00 per square foot of Premises Floor Area
Month 61-Expiration of Initial Term	1/12th of $19.80 per square foot of Premises Floor Area
First Option Term	1/12th of $22.74 per square foot of Premises Floor Area
Second Option Term	1/12th of $24.84 per square foot of Premises Floor Area
Third Option Term	1/12th of $27.84 per square foot of Premises Floor Area*

*Minimum Rent during the Third Option Term shall equal the greater of (i) $27.84 per square foot of Premises Floor Area, or (ii) the “Fair Market Rental Rate” (as hereinafter defined) as of the commencement of the Third Option Term as determined in accordance with Section 3(c)(ii) below.

Percentage Rent:
Ten percent (10%) of Tenant’s annual “Gross Sales” for any “Fiscal Year” (as such terms are hereinafter defined) to the extent annual Gross Sales for such Fiscal Year exceed $13,500,000.00 up to $17,000,000.00 in annual Gross Sales, plus eight percent (8%) of annual Gross Sales for any such Fiscal Year to the extent annual Gross Sales for such Fiscal Year exceed $17,000,000.00.

Security Deposit:	None

Permitted Use:
Display and retail sale and lease of sporting equipment and apparel as are from time to time sold and leased in similar sized retail stores operated by Tenant in Southern California under the trade name “Sport Chalet” and for no other use or purpose, subject to the provisions of Sections 7 and 16 below.

Approximate Floor
Area of the Premises:	45,000 square feet exclusive of the “Mezzanine” and the “Side Yard” (as such terms are hereinafter defined).

Address of Landlord:	Address of Tenant:

For Delivery By U.S. Mail:	Sport Chalet, Inc.
La Cañada Properties, Inc.	One Sport Chalet Drive
P.O. Box 376	La Cañada, CA 91011
La Cañada, CA 91011	Attn: Mr. Dennis Trausch

For Delivery Other than By U.S. Mail:
La Cañada Properties, Inc.
800 Foothill Boulevard
La Cañada, CA 91011

Tenant’s Trade Name:  Sport Chalet

Exhibits:
A	Site Plan
B	Legal Description of the Shopping Center
C	Construction of Premises

D	Approved Tenant Exterior Sign Specifications
E	Presently Existing Exclusives
F	Memorandum of Lease
G	Form of Subordination, Non-Disturbance and Attornment Agreement

1. PREMISES.

(a) Landlord leases to Tenant and Tenant leases from Landlord certain premises (the “Premises”) consisting of all or part of a building (the “Building”) either existing or to be constructed pursuant to this Lease approximately in the area shown on the “Site Plan” attached hereto as Exhibit A and incorporated herein by this reference, which Building contains or shall contain approximately forty-five thousand (45,000) square feet of “Floor Area” (as hereinafter defined), together with certain improvements (the “Improvements”) located therein, for the “Term” (as hereinafter defined), at the rental, and upon the terms, conditions and provisions set forth in this Lease. The Premises is a part of a larger “Shopping Center” located in the City of La Cañada, County of Los Angeles, State of California, shown on Exhibit A and legally described on Exhibit B attached hereto and incorporated herein by this reference. As used herein, the term “Floor Area” shall mean all areas from time to time available, or held for the exclusive use and occupancy of occupants or future occupants of the Shopping Center (including, without limitation, mezzanines used for the customer accessible display or sale of merchandise, provided that mezzanines used for storage or display of merchandise which is not accessible to customers shall not be included in Floor Area), measured from the exterior surface of exterior walls and from the center of interior demising partitions. Floor Area shall not include any areas used for truck parking, loading or unloading, trash storage or sidewalk. The Premises shall be constructed with a mezzanine (the “Mezzanine”) for storage and/or display of merchandise which is not accessible to customers; provided, that it is acknowledged and agreed by the parties that the Mezzanine may not be used for office use. Neither the Mezzanine nor the Side Yard shall be deemed to constitute Floor Area under this Lease and Tenant shall not be liable for payment of rent or additional charges with respect to the Mezzanine or Side Yard. The parties agree and acknowledge that the Site Plan is not yet final and Landlord shall have the right to make changes to the Site Plan and the Shopping Center from time to time, subject to the provisions of Section 9(c) below.

(b) The Floor Area of the Premises shall be the estimated Floor Area stated in Section 1(a) above, unless and until adjusted pursuant hereto. Either party shall have the right to have a licensed architect measure the Floor Area of the Premises within ninety (90) days following initial occupancy by Tenant. If either party determines that the actual Floor Area of the Premises varies from that set forth in Section 1(a), such party (the “Recalculating Party”) shall give notice to the other party of the Recalculating Party’s determination of the actual Floor Area of the Premises, together with reasonably detailed supporting documentation for the making of such determination. The other party shall have the right to confirm such calculation. In the event of a deviation from the Floor Area set forth in Section 1(a) above, then such agreed upon amount of Floor Area shall be the Floor Area of the Premises for all purposes of this Lease and all calculations under this Lease which vary depending upon the amount of Floor Area within the Premises (including, without limitation, monthly Minimum Rent), shall be appropriately retroactively and prospectively adjusted, and any appropriate adjustment payment from one party to the other based upon such Floor Area shall be made within thirty (30) days of such agreement upon such Floor Area and the parties shall execute an amendment to this Lease confirming the Floor Area; provided, however, that unless specifically otherwise hereafter approved in writing by Tenant, in no event shall the Floor Area of the Premises for purposes of this Lease be deemed to contain more than forty-five thousand five hundred (45,500) square feet of Floor Area.

(c) The Premises shall also include, without such space being deemed to constitute Floor Area and without Tenant having to pay rental therefor, a side yard area adjacent to the Building containing approximately two thousand five hundred (2,500) square feet of area (the “Side Yard”), approximately in the area shown on Exhibit A, which Side Yard shall contain a swimming pool (the “Pool”) and other ancillary improvements for use as a part of the Premises consistent with the Permitted Use under this Lease, to be constructed as shown on Schedule 1 of Exhibit C attached hereto and in accordance with the terms of Exhibit C attached hereto.

2. IMPROVEMENTS. Landlord shall, at Landlord’s sole cost and expense, perform certain work in connection with the construction of the Premises in accordance with Exhibit C attached hereto and incorporated herein by this reference (“Landlord’s Work”). Tenant shall, at Tenant’s sole cost and expense, install all improvements, furniture, trade fixtures, equipment, personal property and inventory in the Premises, except to the extent included in Landlord’s Work (collectively, “Tenant’s Work”) in accordance with Exhibit C attached hereto.

3. TERM OF THIS LEASE; OPTIONS TO EXTEND THE TERM.

(a) (i) The “Term” of this Lease shall be the period commencing upon the “Commencement Date” (as hereinafter defined) and, unless sooner terminated or extended as herein provided, expiring on the January 31 first following the expiration of one hundred twenty (120) full months following the Commencement Date (such January 31 is herein referred to as the “Initial Term Expiration Date”). As used herein, the term “Commencement Date” shall mean the date which is the earlier to occur of (A) the date Tenant opens to the public for business from the Premises, or (B) one hundred twenty (120) days after the “Substantial Completion Date” (as defined in Exhibit C). Landlord’s current good faith estimate is that the Substantial Completion Date shall occur on or about June 1, 2008.

(ii) Landlord shall provide Tenant with written notice at least sixty (60) days prior to the then estimated Delivery Date which notice shall specify the then estimated Substantial Completion Date (the “Estimated Substantial Completion Date”). Notwithstanding anything to the contrary contained in this Lease, (1) if the actual Delivery Date is earlier than the Estimated Substantial Completion Date, then Tenant shall have the right to defer acceptance of delivery of the Premises until the Estimated Substantial Completion Date, in which case it shall be deemed that the Substantial Completion Date did not occur, for all purposes of this Lease, until such Estimated Substantial Completion Date; and (2) if the actual Substantial Completion Date is later than the Estimated Substantial Completion Date, then Tenant shall be entitled to one (1) day of abatement of Minimum Rent and “Tenant’s Share of Common Area Expenses, Taxes and Insurance” (as hereinafter defined) for each day following the Estimated Substantial Completion Date until the actual Substantial Completion Date.

(b) Tenant and its agents, contractors and employees shall have the right, without any obligation to pay rent or other charge, to enter the Premises for the purpose of performance of Tenant’s Work prior to the Commencement Date and no such entry by Tenant shall be deemed an acceptance of the Premises, provided that any such entry prior to the Substantial Completion Date (i) shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) shall be coordinated with Landlord’s Work so as to avoid interference with Landlord’s Work. Tenant may use such utilities as are available during the course of such entry for fixturization purposes prior to the Commencement Date. During the course of any entry by Tenant for fixturization purposes prior to the Commencement Date, all terms and conditions of this Lease (but not Tenant’s obligation to make payments in respect of rent or other charges under this Lease) shall apply.

(c) (i) Landlord hereby grants Tenant three (3) separate options (the “Options”) to extend the Term of this Lease for three (3) separate consecutive terms (the “Option Terms”) of five (5) years each, following expiration of the then existing Term, upon all the terms and conditions contained in this Lease, except for the payment of Minimum Rent which shall be as specified in the Basic Lease Provisions with the Fair Market Rental as to the third Option Term Rate determined in accordance with Section 3(c)(ii) below. Tenant shall give written notice of the exercise of each Option to Landlord at least nine (9) months prior to the expiration of the then applicable Term. References in this Lease to the “Term” shall mean the initial Term of this Lease, as the same may be extended by any Option Terms, as applicable.

(ii) (1) If Tenant exercises the Option to extend the Term for the third Option Term, the Fair Market Rental Rate for the Premises as of the commencement of the third Option Term for purposes of determining the Minimum Rent for the third Option Term shall be determined as follows. For purposes of this Lease, the “Fair Market Rental Rate” shall mean the fair market rental rate for the Premises as of the commencement of the third Option Term, based on prevailing rentals then being charged to new and renewal tenants in comparable retail projects in the vicinity of the Shopping Center, for comparably improved space of equivalent quality, size and location (or adjusting the rental rate as appropriate for differences therein), taking into account the length of the third Option Term, manner of pass-through of additional rent charges, and any improvements or improvement allowance then being offered.

(2) At least two hundred forty (240) days before the commencement of the third Option Term, Landlord shall deliver written notice to Tenant specifying Landlord’s determination of the Fair Market Rental Rate (“Landlord’s Determination”). Within fifteen (15) days following Tenant’s receipt of such Landlord’s notice specifying Landlord’s Determination of the Fair Market Rental Rate, Tenant shall deliver written notice to Landlord either agreeing with Landlord’s Determination of the Fair Market Rental Rate or disagreeing therewith and specifying Tenant’s determination of the Fair Market Rental Rate (“Tenant’s Determination”). In the event Tenant so disagrees with Landlord’s Determination of the Fair Market Rental Rate, then Landlord and Tenant shall promptly meet and endeavor in good faith to reach agreement upon the Fair Market Rental Rate for the third Option Term. In the event Landlord and Tenant are unable to agree upon the Fair Market Rental Rate prior to two hundred (200) days before the commencement of the third Option Term, Landlord and Tenant shall each appoint, by written notice delivered to the other prior to one hundred ninety (190) days before the commencement of the third Option Term, a real estate appraiser who is a member of the American Institute of Real Estate Appraisers (or its equivalent) and who has significant current experience appraising rental rates for commercial real property in the vicinity of the Premises, to participate in the determination of the Fair Market Rental Rate. The two appraisers so appointed shall be instructed to appoint, within twenty (20) days thereafter, a third appraiser who is similarly qualified. If either Landlord or Tenant fails timely to appoint a qualified appraiser as provided above, then the determination of Fair Market Rental Rate to be made hereunder shall be made solely by such qualified appraiser as may have been appointed by the other party, and such determination of the Fair Market Rental Rate by such sole appraiser shall be binding upon both Landlord and Tenant. If the two appraisers appointed by Landlord and Tenant cannot agree on the appointment of a third appraiser within the time period provided, either Landlord or Tenant may seek the appointment of the same by the presiding judge for the Superior Court with jurisdiction over the area including the Premises. Such appraisers shall work together and share information in their efforts to determine and agree upon the Fair Market Rental Rate. The Fair Market Rental Rate shall be determined in accordance with the procedure set forth below.

(3) The role of the appraisers shall be to select from Landlord’s Determination and Tenant’s Determination which is closest to the actual Fair Market Rental Rate as determined by the appraisers. The appraisers shall have no power to adopt a compromise or “middle ground” between the contended Fair Market Rental Rates submitted by the parties or to adopt any Fair Market Rental Rate other than the contended Fair Market Rental Rate submitted by the party which is closest to the appraisers’ determinations as to actual Fair Market Rental Rate (and if the difference between each of the contended Fair Market Rental Rates submitted by the parties and the Fair Market Rental Rate determined by the appraisers is the same, the average of Landlord’s Determination and Tenant’s Determination shall be adopted). If the appraisers do not agree upon the actual Fair Market Rental Rate, then each appraiser shall determine which of Landlord’s Determination or Tenant’s Determination is closest to the actual Fair Market Rental Rate determined by such appraiser and the contended Fair Market Rental Rate so selected by at least two of the appraisers shall be the Fair Market Rental Rate. The Fair Market Rental Rate as so determined by the appraisers as provided herein shall be binding upon both Landlord and Tenant as the Fair Market Rental Rate, which rate shall be used for purposes of determination of the Minimum Rent payable during the third Option Term.

(4) Landlord and Tenant will use all reasonable diligence to cause their appointed appraisers to perform in good faith and in a timely manner in order to make the determination of the Fair Market Rental Rate on or before the commencement of the third Option Term. In the event such appraisers do not make such determination prior to the commencement of the third Option Term, the Lease shall nevertheless continue in full force and effect until such determination is made, and Tenant shall pay Minimum Rent during such period based upon calculation of Fair Market Rental Rate using the amount asserted by Landlord to be the Fair Market Rental Rate. Upon the determination by such appraisers of the Fair Market Rental Rate, the excess (if any) of the amount paid to Landlord by Tenant as provided above over the Minimum Rent as so determined hereunder applicable to the period from the commencement of the third Option Term to the date on which the Fair Market Rental Rate was so determined shall be credited by Landlord against the Minimum Rent next due from Tenant. The payment by Tenant of Minimum Rent based upon the greater of the amount specified in the Basic Lease Provisions or the amount of the Fair Market Rental Rate as so determined shall commence on the first day of the month following the date of such determination (but not earlier than the commencement of the third Option Term), and in addition to such monthly installments of Minimum Rent, Tenant shall pay to Landlord the deficiency, if any, in the amount earlier paid by Tenant as Minimum Rent based on Landlord’s asserted Fair Market Rental Rate in relation to the amount ultimately determined hereunder as the Minimum Rent for the third Option Term. Landlord and Tenant shall each bear the costs and fees of the appraiser appointed by each of them and shall share equally the cost of the third appraiser.

4. RENT.

(a) Tenant shall pay Landlord “Minimum Rent” during the Term in the amounts specified in the Basic Lease Provisions.. Minimum Rent for any partial month occurring during the Term shall be prorated based upon the number of days within such month. Minimum Rent shall be paid in monthly installments, in advance, on the first day of each calendar month, but if the date on which Tenant’s obligation for the payment of Minimum Rent commences is not the first day of a month, then that portion of such Minimum Rent which is attributable to the days in that month from the first date for which Minimum Rent is due until the end of that month shall be paid on the first date for which Minimum Rent is due.

(b) (i) Commencing with the Commencement Date, Tenant shall pay as “Percentage Rent” for each fiscal year of Tenant during the Term (which fiscal year is presently April 1 to March 31, and is herein referred to as the “Fiscal Year”), an amount equal to ten percent (10%) of annual Gross Sales from the Premises for any Fiscal Year to the extent annual Gross Sales for such Fiscal Year exceed $13,500,000.00 up to $17,000,000.00 in annual Gross Sales, plus eight percent (8%) of annual Gross Sales from the Premises for any such Fiscal Year to the extent annual Gross Sales for such Fiscal Year exceed $17,000,000.00.

(ii) As used herein, “Gross Sales” means the total gross receipts of all merchandise sold or leased including the charges for all services performed by Tenant or by any subtenant, licensee or concessionaire, wholesale or retail, cash, credit, or otherwise, including, without limitation, the value of all consideration other than money received therefor (except for trade-ins which are intended for resale by Tenant from the Premises): (1) where the orders originate, in, at, from or arising out of the use of the Premises, whether delivery or performance is made from the Premises or from some other place and regardless of the place of bookkeeping for, payment of, or collection of any account, and (2) which Tenant, or any subtenant, licensee or concessionaire, in the customary course of its business, would attribute to its operations at the Premises. Excluded from Gross Sales are: (I) any exchange or transfer of merchandise between stores or warehouses of Tenant or any subtenant, licensee or concessionaire made solely for the convenient operation of Tenant’s or any subtenant’s, licensee’s or concessionaire’s business and not to consummate a sale made in or from the Premises; (II) returns to shippers or manufacturers; (III) cash or credit refunds to customers on transactions otherwise included in Gross Sales; (IV) sales of fixtures and equipment, which are not stock for sale or trade; (V) sales, luxury or excise taxes, gross receipt taxes, and other taxes now or hereafter imposed upon the sale or value of merchandise or services, whether added separately to the selling price of the merchandise or services and collected from customers or included in the retail selling price; (VI) the sums and credits received in settlement of claims for loss or damage to merchandise; (VII) receipts from public telephones, vending machines, ticket sales (including, without limitation, tickets to sporting or other entertainment events and/or ski lift and/or travel package tickets) to the extent paid to a third party operator or venue or if sold by Tenant at no or nominal profit, and fees for fishing, hunting or other sporting licenses paid to governmental authorities; (VIII) interest, carrying charges, or other finance charges in respect of sales made on credit; (IX) sales to employees at a discount, not exceeding three percent (3%) of total Gross Sales in any Fiscal Year; (X) accounts receivable, not to exceed three percent (3%) of Gross Sales in any Fiscal Year, which have been determined to be uncollectible for federal income tax purposes during such Fiscal Year, provided, however, that if any such amounts are actually collected in a later Fiscal Year, such amount so collected shall be included in the Gross Sales for such later Fiscal Year; (XI) sublease rents or other consideration received in connection with an assignment, sublease, license, concession or other grant of a right of occupancy with respect to any portion of the Premises; (XII) sales of merchandise ordered by catalogue regardless of place of order or delivery; and (XIII) charges paid to all credit card companies.

(iii) Tenant shall furnish Landlord within sixty (60) days after the end of each Fiscal Year during the Term, a statement, certified by Tenant, setting forth the Gross Sales made during such Fiscal Year including a calculation of any Percentage Rent owing for such Fiscal Year together with a payment of the amount of any Percentage Rent owing for such Fiscal Year.

(iv) During the Term, Tenant shall keep at the Premises or at its home or regional office, complete, accurate books of account and records with respect to the business conducted in or from the Premises and shall retain such books and records and reasonable supporting documentation for at least two (2) years from the end of the period to which they are applicable. Landlord’s acceptance of Percentage Rent shall be without prejudice to Landlord’s examination and audit rights. Landlord may at any reasonable time during normal business hours, upon ten (10) days’ prior notice to Tenant, cause a complete audit to be made of such books, records and other materials which Tenant is required to retain (including, without limitation, the books and records of any subtenant, licensee or concessionaire) for all or any part of the two (2) years immediately preceding the giving of such notice. Landlord may require Tenant to produce such information about such books and records as is necessary for a proper examination and audit thereof and to make such books and records available to Landlord for examination and audit; provided, however, that nothing contained in this Lease shall be deemed to provide Landlord with the right to review any of Tenant’s records with respect to any other store locations other than as may be necessary for determination of Gross Sales from the Premises. Any such audit shall be conducted in a manner so as to minimize interference with Tenant’s business operations. If such audit discloses any underpayment by Tenant of Percentage Rent, Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days following Tenant’s receipt of such audit. If such audit discloses any overpayment by Tenant of Percentage Rent, Landlord shall refund to Tenant the amount of such overpayment together with delivery to Tenant of such audit. If such audit discloses that Tenant’s annual statement of Gross Sales understates Gross Sales made during the applicable Fiscal Year by three percent (3%) or more, Tenant shall pay Landlord within thirty (30) days after demand, Landlord’s reasonable cost in conducting such audit (as evidenced by invoices or other reasonable supporting documents delivered to Tenant). Landlord shall not conduct such an audit of Tenant’s records more than once in any given Fiscal Year. Failure of Landlord to conduct such an audit within two (2) years following submission to Landlord of the applicable annual Gross Sales statement shall constitute the waiver by Landlord of any right to audit Gross Sales specified within such annual Gross Sales statement. Any information obtained by Landlord as a result of any such audit shall be held in strict confidence by Landlord, except that such information may be disclosed by Landlord to a proposed lender or purchaser with respect to a prospective sale or financing of the Shopping Center or when Landlord is required to comply with lawful orders of a court or governmental agency.

(v) Notwithstanding anything to the contrary contained in this Lease, if Tenant during the Term of this Lease operates or causes or permits to be operated a “Sport Chalet” store (or a store operating under such other trade name under which the majority of current “Sport Chalet” stores are then operating) within the city boundaries of Glendale, Eagle Rock or Pasadena (as such city boundaries exist as of the date hereof), and the Gross Sales from the Premises are reduced following the opening of such other store, then the Percentage Rent thereafter payable under this Lease during such period as such other store is operating within such city boundaries shall be the greater of (1) the amount of Percentage Rent payable under this Lease for the year preceding the opening of such other store, or (2) the Percentage Rent due without regard to the provisions of this clause (v).

(c) All amounts payable by Tenant to Landlord pursuant to this Lease other than Minimum Rent, including, without limitation, Percentage Rent and “Tenant’s Share of Common Area Expenses, Taxes and Insurance” (as hereinafter defined), shall be deemed to constitute “Additional Rent”. For purposes of this Lease, “Tenant’s Share of Common Area Expenses, Taxes and Insurance” shall mean the aggregate of (i) Tenant’s Share of Common Area Expenses, (ii) Tenant’s Share of Taxes pursuant to Section 5 below, and (iii) Tenant’s Share of insurance costs pursuant to Section 12(a) below. References in this Lease to “Rent” shall mean Minimum Rent and Additional Rent.

(d) Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by all or any portion of the Shopping Center. Therefore, if Tenant fails to pay any rent within ten (10) days of the due date under this Lease for any reason, Tenant shall pay to Landlord, as additional rent, the sum of five percent (5%) of the overdue amount as a late charge; provided, however, that as to the initial such late payment in any twelve (12) consecutive calendar month period during the Term, such late charge shall not be payable unless such failure to pay when due is not cured within five (5) days after Tenant’s receipt of written notice thereof from Landlord. Landlord’s acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity.

(e) Notwithstanding anything to the contrary contained in this Lease, Landlord hereby agrees that Tenant shall not be obligated to pay in excess of the “Cap Amount” (as hereinafter defined) for Tenant’s Share of Common Area Expenses, Taxes and Insurance during the Term. As used herein, the “Cap Amount” shall mean Six Dollars ($6.00) per square foot of Premises Floor Area per annum during the period prior to the expiration of the initial calendar year of the Term (prorated for any partial year including the Commencement Date), and such Cap Amount shall be increased five percent (5%) per annum (calculated on a cumulative and compounding basis) over the prior year’s Cap Amount from and after the expiration of the initial calendar year during the Term; except that the Cap Amount for the initial year of the first Option Term (if the Term is extended by the first Option Term) shall be the actual amount of Tenant’s Share of Common Area Expenses, Taxes and Insurance during such year. Such limitation on Tenant’s obligation for Tenant’s Share of Common Area Expenses, Taxes and Insurance shall be calculated as if Tenant’s obligation for Tenant’s Share of Common Area Expenses, Taxes and Insurance were paid during any period of time in which Tenant’s obligation to make payments in respect of Tenant’s Share of Common Area Expenses, Taxes and Insurance is suspended and/or abated pursuant to this Lease.

5. TAXES AND ASSESSMENTS.

(a) Landlord shall pay, on or before the due date, all taxes and assessments levied against the Shopping Center (including, without limitation, the land underlying the Shopping Center) during the Term.

(b) Tenant shall pay to Landlord, as additional rent, “Tenant’s Share” (as hereinafter defined) of the real estate taxes, general and special assessments and other governmental charges (collectively, “Taxes”) levied upon and assessed against the Shopping Center, for each tax year of the Term from and after the Commencement Date; provided, however, impact or development fees in connection with development of the Shopping Center shall not be included within the definition of Taxes. Such taxes shall be payable by the later to occur of (i) thirty (30) days following Tenant’s receipt from Landlord of the applicable Tax bill together with a calculation of the amount of such Tax owing by Tenant in accordance with this Section 6, and (ii) fourteen (14) days prior to delinquency. Following written request from Tenant, Landlord shall furnish Tenant with proof of payment of Taxes. In the event of assessments which may be paid in installments by reason of bonding or otherwise, Landlord may elect to make payment under the installment plan. In any event, Tenant’s payment obligations under this Section shall be as if Landlord made payment over the longest period of time permitted by the assessment and Tenant shall bear no liability as to installments which are not due during the Term of this Lease.

(c) For purposes of this Section 5, “Tenant’s Share” is defined as a fraction, the numerator of which is the Floor Area within the Premises and the denominator of which is the Floor Area within the Shopping Center (provided that, except as set forth in this subparagraph (c), in no event shall such denominator be less than the amount of Floor Area shown within the building areas of the Shopping Center on the Site Plan). Such computation shall be made separately for each tax year.

(d) Should the first or final tax year occurring during the Term include a period of time prior to or following the Term, as applicable, Tenant shall be responsible to Landlord for a pro rata portion of its tax obligation as described herein, based on the portion of such tax year included in the Term of this Lease. This Section includes Tenant’s total responsibility for Taxes for the Shopping Center, including, without limitation, for the Common Areas thereof.

(e) There shall be excluded from the tax bill to which Tenant contributes for the purposes of computing Tenant’s Share (i) income, excess profits, estate, business, inheritance, succession, documentary transfer, franchise, capital, or similar taxes or assessments upon Landlord (as opposed to the Shopping Center or portions thereof); (ii) special taxes and assessments to pay for the initial construction of the Shopping Center or of off-site improvements (including, without limitation, sewer and/or street improvements) that serve the Shopping Center and are required as a condition to the development of the Shopping Center; and (iii) any increase in Taxes resulting from the second (2nd) or any subsequent “change in ownership” (as defined in Division 1, Part 0.5, Chapter 2 of the California Revenue and Taxation Code) of all or any part of the Shopping Center occurring during any of (1) the initial five (5) years of the Term, (2) the remainder of the Initial Term after the expiration of the initial five (5) years of the Term, and/or (3) any Option Term.

(f) Any rebates, refunds, or abatements of Taxes received by Landlord (net of Landlord’s reasonable costs to obtain the same) subsequent to payment of the applicable Taxes by Tenant shall, to the extent attributable to Tenant’s Share of any such Taxes previously paid by Tenant, be refunded to Tenant on a pro rata basis within thirty (30) days of receipt thereof by Landlord or credited against Tenant’s next payment of Taxes if such credit will be applied within such thirty (30)-day period. Any such rebate, refund or abatement realized by Landlord (net of Landlord’s reasonable costs to obtain the same) prior to payment by Tenant shall result in an immediate reduction in the Taxes upon which Tenant’s Share is calculated.

(g) Tenant shall have such rights to contest in good faith the validity or amount of Taxes as are permitted by law, either in its own name or in the name of Landlord (if required by the taxing authority), in either case with Landlord’s reasonable cooperation (but at no cost or expense to Landlord), subject to obtaining Landlord’s prior written consent therefor, which consent shall not be unreasonably withheld, conditioned or delayed. Any resultant refund, rebate or reduction shall be used first to repay the reasonable expenses of obtaining such relief. Landlord shall provide Tenant with government notices of assessment (or reassessment) in time sufficient to reasonably permit Tenant, at Tenant’s election, to make contest. The term “contest” as used in this Section 5(g) means contest, appeal, abatement or other proceeding, prescribed by applicable law to obtain tax reduction or tax refund, howsoever denominated.

(h) Tenant shall pay prior to delinquency all taxes, assessments, fees and charges imposed on its furniture, trade fixtures, equipment, inventory and other personal property (collectively, “Tenant’s Personal Property”) in the Premises. If any such Tenant’s Personal Property is assessed jointly with the property of Landlord, such assessment shall be reasonably and equitably allocated between Landlord and Tenant.

6. UTILITIES. Landlord shall provide to the Premises at all times necessary utilities services including electric, water, gas, telephone and other necessary utility lines and sewerage lines capable of adequately providing for Tenant’s needs, but in no event of less capacity than specified in Exhibit C attached hereto. Landlord shall cause all such utilities to be separately metered for the Premises and shall be responsible for any utilities hook-up, connection, installation, development, impact or similar fees with respect to the Premises. Tenant shall pay applicable use charges for all such utilities serving the Premises during the Term directly to the applicable utility provider. Landlord shall not be liable for any interruption in utilities service to the Premises due to any cause (other than the gross negligence or willful misconduct of Landlord or any of Landlord’s employees, agents or contractors), but Landlord shall reasonably cooperate with Tenant to endeavor to avoid any such interruption in utilities service to the Premises.

7. USES.

(a) Promptly following the completion of Tenant’s Work, Tenant shall open for business from the Premises for one (1) day for the Permitted Use set forth in the Basic Lease Provisions under the trade name of “Sport Chalet” or such other trade name as is then being used by the majority of Tenant's current “Sport Chalet” stores. Landlord hereby represents and warrants to Tenant that the operation for business from the Premises for the retail sale and/or lease of sporting equipment (including, without limitation, ski, snowboard and diving equipment), sporting goods, sports apparel and active wear (including, without limitation, ski and/or snowboard apparel), and/or athletic footwear will not violate any agreements respecting exclusive use rights or restrictions on use within the Shopping Center or any portion thereof. In the operation of business from the Premises, Tenant shall not permit any waste of the Premises or any objectionable noises, odors or nuisances.

(b) Following such initial opening for business from the Premises, the trade name under which the Premises is operated for business may be changed to an alternate trade name used by the majority of Tenant’s store locations or such other trade name as may be approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), and the use of the Premises may be changed to an alternate lawful retail use with the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that use of the Premises shall not be changed to a use which violates a restriction or covenant of Landlord then in effect respecting exclusivity of use set forth in any lease, occupancy agreement or other agreement setting forth easements, covenants, conditions, restrictions and/or matters of record with respect to all or any other part of the Shopping Center entered into prior to the date of this Lease and which are specified on Exhibit E attached hereto and incorporated herein by this reference (provided that Landlord shall deliver to Tenant, promptly following any request by Tenant, a list of such then effective restrictions and covenants).

(c) Tenant will be open for business from the Premises during such days and hours as it deems reasonable and practicable in its sole business judgment for the operation of its business. In entering into this Lease, Landlord is not relying upon Tenant’s operation of its business from the Premises for in excess of such one (1) day period. Nothing in this Lease shall be construed to require a business to be continuously operated in the Premises or to require the Premises to be continuously occupied. However, in the event that following such initial opening, the Premises ceases to be operated for a period in excess of one hundred twenty (120) consecutive days or for more than one hundred fifty (150) days in any period of twelve (12) consecutive months (other than any cessation of operations resulting from a casualty, condemnation or other “Force Majeure Event”, as hereinafter defined), Landlord shall thereafter prior to re-opening of the Premises for business have the right to terminate this Lease effective upon sixty (60) days prior written notice to Tenant; provided, however, that in the event Tenant or a Transferee commences operation for business with the general public from the Premises during such sixty (60) day period, then Landlord's election to terminate shall be nullified and this Lease shall continue in full force and effect.

(d) Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that no other portion of the Shopping Center or any adjacent or contiguous property owned by Landlord or any entity controlling, controlled by, or under common control with, Landlord (collectively, any “Adjacent Property”) shall be operated for the primary purpose of, and no other Shopping Center or Adjacent Property occupant shall devote in excess of the lesser of (i) five percent (5%) of the Floor Area within its store, or (ii) one thousand (1,000) square feet of Floor Area within its store, to the sale or lease of sporting equipment or sporting goods (including, without limitation, ski, snowboard and diving equipment), or sports apparel (including, without limitation, ski and/or snowboard apparel) and/or athletic footwear, and Landlord shall use commercially reasonable efforts to enforce compliance with the agreements of Landlord set forth in this sentence. The covenants contained in this Section shall terminate if, after the initial opening of the Premises for business pursuant to this Lease, the Premises is not used for the primary purpose of the retail sale of sporting equipment or sporting goods (including, without limitation, ski, snowboard and diving equipment), or sports apparel (including, without limitation, ski and/or snowboard apparel) and/or athletic footwear for a continuous period of one hundred twenty (120) days, unless because of a casualty, condemnation or other Force Majeure Event.

(e) Landlord covenants and agrees that the Shopping Center shall be constructed, leased, operated, maintained and managed as a first class shopping center and that no premises (and no portion of any premises) in the Shopping Center (excluding any existing uses as of the date hereof) shall be used or occupied for any of the following: any unlawful use; funeral establishment; automobile sale, leasing, repair or display establishment or used car lot, including body repair facilities; auction or bankruptcy sale; pawn shop; outdoor circus, carnival or amusement park, or other entertainment facility; bowling alley; primarily pool or billiard establishment; shooting gallery; refinery; adult bookstore or facility selling, renting or displaying pornographic or adult books, literature, or videotapes (materials shall be considered “adult” or “pornographic” for such purpose if the same are not available for sale or rental to children under 18 years old because they explicitly deal with or depict human sexuality), provided that sale, rental or display of such items as an incidental part of a permitted business (from not more than ten percent (10%) of the sales area of such business and so as to constitute less than ten percent (10%) of the gross sales of such business) shall be permitted; massage parlor; any residential use, including but not limited to living quarters, sleeping apartments or lodging rooms; theater; auditorium, meeting hall, ballroom, school or other place of public assembly; unemployment agency; gymnasium, health club, exercise or dance studio; dance hall; cocktail lounge or bar (except as an incident to a permitted restaurant), disco or night club; bingo or similar games of chance, but lottery tickets and other items commonly sold in retail establishments may be sold as an incidental part of business; video game or amusement arcade, except as an incidental part of another primary business: skating or roller rink; car wash, car repair; second hand store, auction house, or flea market; sit-down, full service restaurant in the Shopping Center and located within one hundred feet (100’) of the Premises; or non-retail use (which shall not prohibit in the Shopping Center office use incident to a permitted retail operation or such uses commonly referred to as “quasi-retail” or “service retail” such as by way of example and without limitation, a travel agency, real estate office, insurance agency or accounting service, so long as same do not exceed ten percent (10%) of the Floor Area of the Shopping Center). Tenant shall not use the Premises for any of the foregoing prohibited uses.

(f) Provided Tenant obtains Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have a right to use the roof of the Building for any antennae or other communications equipment or other roof-top mounted equipment as Tenant may deem desirable for the operation of its business; provided, however, that no roof penetrations shall be made without obtaining Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed and may be conditioned on Tenant’s use of Landlord’s designated roofing contractor so long as the fee charged is commercially reasonable for the work performed, and Tenant shall, at its own expense, promptly repair any damage or wear to the roof resulting from such use of Tenant’s equipment and remove such roof-mounted communications equipment at the expiration of the Term or earlier termination of this Lease and repair any damage resulting from such removal. Tenant shall coordinate any such roof work with Landlord so as not to impair any roof warranty then in effect.

(g) Landlord shall disclose to Tenant any information Landlord has regarding present and future zoning affecting the Premises and regarding the condition of the Premises, including, structural, mechanical and environmental conditions. If not heretofore provided to Tenant, Landlord shall promptly hereafter deliver to Tenant a copy of the “Phase I” environmental study of the Shopping Center completed on or about November 1, 2006, and a copy of the “Phase II” environmental study of the Shopping Center completed on or about June 17, 1998. Any further invasive testing desired by Tenant with respect to the Shopping Center shall be performed at Tenant’s cost, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord covenants, represents and warrants that as of the delivery of possession of the Premises to Tenant, the Premises shall not contain any “Hazardous Substances” (as hereinafter defined), and no other part of the Shopping Center shall contain any Hazardous Substances in such quantity as would constitute a violation of applicable federal, state or local governmental laws, statutes, rules, regulations, ordinances, codes, orders or other requirements (collectively, any “Laws”) or would adversely affect Tenant’s use or occupancy of the Premises, operation of business from the Premises, or access to or parking serving the Premises. Landlord shall not incorporate or permit or suffer to be incorporated, knowingly or unknowingly, any material containing any Hazardous Substances into the Premises. Landlord shall use commercially reasonable efforts to prevent any action by any person other than Tenant and/or any of Tenant’s employees, agents and/or contractors that would cause the Premises to be in violation of applicable Laws relating to Hazardous Substances, or would subject the Premises to any remedial obligations under such Laws. In the event Hazardous Substances are or become located in, upon, under or about the Premises and/or any other portion of the Shopping Center, other than as a result of the acts or omissions of Tenant and/or any of Tenant’s employees, agents and/or contractors, Landlord shall, to the extent required by applicable governmental authorities, remediate such contamination, at no cost to Tenant, upon discovery of such contamination. Each party shall immediately notify the other party in reasonable detail of any existing, pending or threatened regulatory action, third party claims, and/or contamination relating to Hazardous Substances with respect to the Shopping Center of which such notifying party becomes aware (other than by notice from the other party). Landlord shall indemnify, defend and hold harmless Tenant from and against any and all damages, claims, actions, penalties, demands, losses, liabilities, costs and/or expenses (including, without limitation, reasonable attorneys’ fees and expenses), arising out of or in connection with the presence of Hazardous Substances in, upon, under or about the Premises and/or any other portion of the Shopping Center which are not caused to be so present as a result of the acts or omissions of Tenant and/or any of Tenant’s employees, agents and/or contractors. The obligations of Landlord pursuant to the provisions of the immediately preceding sentence shall survive the expiration of the Term or earlier termination of this Lease. As used in this Lease, the term “Hazardous Substance” means any asbestos, petroleum product or by-product or hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the State of California or the United States.

(h) Tenant shall not incorporate or permit any material containing any Hazardous Substances to be incorporated into the Premises, provided that nothing contained herein shall be deemed to prohibit Tenant's use within the Premises of items in customary amounts customarily used in the operation of a store for the permitted use under this Lease but constituting Hazardous Substances as defined herein (including, by way of example and without limitation, customary cleaning fluids and/or lead diving weights). Tenant shall prevent any action by Tenant and/or any of Tenant’s employees, agents and/or contractors that will cause the Premises to be in violation of applicable Laws relating to Hazardous Substances, or would subject the Premises to any remedial obligations under such Laws. In the event Hazardous Substances are or become located in, upon, under or about the Premises and/or any other portion of the Shopping Center, as a result of the acts or omissions of Tenant and/or any of Tenant’s employees, agents and/or contractors, Tenant shall remediate such contamination, at no cost to Landlord, upon discovery of such contamination. Tenant agrees to immediately notify Landlord in reasonable detail of any existing, pending or threatened regulatory action, third party claims, and/or contamination relating to Hazardous Substances with respect to the Shopping Center resulting from the acts or omissions of Tenant and/or any of Tenant’s employees, agents and/or contractors. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all damages, claims, actions, penalties, demands, losses, liabilities, costs and/or expenses (including, without limitation, reasonable attorneys’ fees and expenses), arising out of or in connection with the presence or release of Hazardous Substances in, upon, under or about the Premises and/or any other portion of the Shopping Center which are caused to be so present or released as a result of the acts or omissions of Tenant and/or any of Tenant’s employees, agents and/or contractors. The obligations of Tenant pursuant to the immediately preceding sentence shall survive the expiration of the Term or earlier termination of this Lease.

8. TENANT’S ALTERATIONS, ADDITIONS OR IMPROVEMENTS.

(a) Tenant may make non-structural alterations and improvements to the interior of the Premises costing not more than $50,000 per work of alterations and/or improvements, without the prior approval of Landlord. Tenant shall not make any alterations to any structural or exterior portions of the Premises without first obtaining the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be deemed granted if Tenant is not notified in writing of a reasonable basis for Landlord’s withholding of such approval within fifteen (15) days of Tenant’s request therefor. Upon the expiration of the Term or sooner termination of this Lease, Tenant may remove its furniture, fixtures and equipment so long as Tenant promptly repairs any damage resulting from such removal. Tenant’s alterations and improvements to the Premises (except Tenant’s trade fixtures, equipment and personal property), shall become Landlord’s property upon expiration of the Term or earlier termination of this Lease, and Landlord will accept the Premises as altered without any obligation upon Tenant to restore the Premises to its former condition; except, however, that Landlord may require removal upon the expiration of the Term or earlier termination of this Lease of alterations or improvements made subsequent to performance of Landlord’s Work provided that Landlord may only so require removal of items which Landlord notified Tenant at the time of Landlord’s approval of the installation thereof (or within ten (10) days of Landlord’s first learning of the installation thereof if not requiring Landlord’s approval for installation) that such items would be subject to such requirement for removal, and provided further that in no event shall Tenant be required to remove any of the Tenant’s Work (or any repair or replacement thereof) prior to, upon or after the expiration of the Term or earlier termination of this Lease. Tenant shall be responsible for all damage resulting from any construction, alterations or additions in or to the Premises during the Term made by Tenant (collectively, any “Tenant Construction Work”), whether or not Landlord’s consent therefor is necessary or was obtained. All Tenant Construction Work shall be performed in accordance with all necessary governmental approvals and permits, which Tenant shall obtain at its sole expense and in accordance with all applicable Laws. All Tenant Construction Work shall be performed in a good and workmanlike manner and diligently prosecuted to completion.

(b) Tenant shall provide Landlord with at least ten (10) days prior written notice of any alterations or improvements work to be performed by Tenant during the Term. During the pendency of any work of construction which may result in the imposition of a mechanic’s or materialman’s lien upon the Premises, Landlord may post in the Premises in a reasonable manner and/or record notices of non-responsibility in accordance with applicable Laws. The provisions of this Section 8(b) shall apply to Tenant’s Work and to work in the Premises by or on behalf of Tenant during the Term.

(c) Neither Tenant nor Landlord shall permit any mechanic’s, materialman’s or other lien against the Premises or the Shopping Center in connection with any labor, materials or services furnished or claimed to have been furnished by or on behalf of such party. If any such lien shall be filed against the Premises or Shopping Center, the party charged with causing the lien shall cause the same to be discharged within thirty (30) days after notice, provided, however, that either party may contest any such lien, so long as the enforcement thereof is stayed. Each party shall indemnify, defend and hold harmless the other from and against any and all costs, losses, liabilities, claims, demands and expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising as a result of any mechanic’s, materialman’s or other lien filed against the Premises or the Shopping Center in connection with any labor, materials or services furnished or claimed to have been furnished on behalf of the indemnifying party.

9. COMMON AREAS.

(a) As used in this Lease, the term “Common Areas” shall mean those portions of, and facilities within, the Shopping Center which are intended for the common non-exclusive use of the occupants, their customers, agents and employees including, without limitation, parking areas, driveways, malls, walkways, loading zones and landscaping. Prior to the Commencement Date, Landlord shall construct the Common Areas of the Shopping Center substantially as shown on Exhibit A attached hereto (other than any Common Areas adjacent to any undeveloped pad sites not reasonably required for the operation of Tenant’s business from the Premises).

(b) Tenant, as well as its agents, employees and customers shall have and are granted nonexclusive access to, and use of all Common Areas. Tenant’s use of the Common Areas shall be subject to such reasonable non-discriminatory rules and regulations as Landlord deems necessary or advisable for proper and efficient use, operation and maintenance of the Common Areas, provided that in no event shall such rules and regulations increase the monetary obligations owing from Tenant to Landlord under this Lease or otherwise materially increase the obligations or diminish the rights of Tenant under this Lease. In no event shall there ever be a charge for use of the parking facilities within the Shopping Center. Landlord may from time to time establish, subject to Tenant’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), such employee parking systems and/or employee parking areas reasonably designated by Landlord (which shall be free of any charge to Tenant or its employees) as are not unreasonably burdensome to the operation of Tenant’s business, and provide sufficient means of transportation and security for access to and use of such employee parking. Landlord shall use commercially reasonable efforts to prevent use of the Common Areas by other than Shopping Center tenants, occupants and their customers. Landlord shall cause the Common Areas to be maintained and operated in a first-class, professional manner and condition as is customary and appropriate for the operation of first-class retail centers comparable to the Shopping Center in the vicinity of the Shopping Center. So long as access, parking and other essential services are reasonably available so as to avoid any material adverse affect upon the operation of Tenant’s business from the Premises, Landlord may at any time temporarily close any of the Common Areas to make repairs or to such extent as may, in Landlord’s reasonable opinion, be necessary to prevent a dedication thereof or the accrual of rights to any person or to the public therein, and perform such other acts in and to the Common Areas as, in Landlord’s good business judgment, are advisable to improve the use thereof by occupants and tenants, their employees and invitees, so long as the same is effected in a manner to minimize interference with the operation of business of the occupants of the Shopping Center including, without limitation, Tenant. Subject to compliance with applicable governmental requirements and restrictions, including without limitation, the conditions of approval affecting the Shopping Center, Landlord shall maintain the Common Areas well lighted until at least thirty (30) minutes after Tenant’s normal business hours (but until at least 11:00 P.M. every day, and until midnight during the month of December). If lighting is required after such time in excess of customary security lighting, expenses in connection with electricity to service such additional after-hours lighting shall be prorated between the occupants of the Shopping Center who remain open during such after-hours lighting period. In operation of business from the Premises, Tenant shall comply with any governmentally required carpooling requirements as to Tenant’s employees. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not allocate more square footage of the Shopping Center to the food service category than is stated in the existing conditions of approval heretofore granted with respect to the Shopping Center by the City of La Cañada in the existing Conditional Use Permit issued for the Shopping Center.

(c) Landlord shall have the right, from time to time, to make changes to the Common Areas from as depicted on the Site Plan, provided that, (i) Landlord shall not make changes to the area designated as “Primary Common Areas” on the Site Plan (the “Primary Common Areas”) unless the prior written consent of Tenant is first obtained, which consent may be granted or withheld, in Tenant’s sole and absolute discretion, and (ii) Landlord shall not make changes to the other portions of the Common Areas unless the prior written consent of Tenant is first obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall not change the dimensions or location of the Premises. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby agrees that (A) in no event shall the number of parking spaces contained within the entire Shopping Center be less than the greater of that required by applicable Laws or five (5) parking spaces per each one thousand (1,000) square feet of Floor Area within the Shopping Center, (B) in no event shall Landlord change the size, configuration or number of parking spaces within the Primary Common Areas, unless the prior written consent of Tenant is first obtained, which consent may be granted or withheld, in Tenant’s sole and absolute discretion, and (C) in no event shall any kiosks be located within the Primary Common Areas, unless the prior written consent of Tenant is first obtained, which consent may be granted or withheld, in Tenant’s sole and absolute discretion,.

(d) Tenant shall have the right during the Term to use the sidewalk area in front of the Premises storefront for purposes of the display and/or sale of Tenant's merchandise therefrom, provided that any such sales activity (as opposed to displays) shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and any such display and/or sale shall be conducted in a professional manner, so as not to materially and adversely affect pedestrian or vehicular traffic within the Shopping Center, and Tenant shall be responsible for the clean up of any trash in the adjacent Common Areas resulting from such sidewalk use.

10. COMMON AREA EXPENSES.

(a) As used in this Lease, the term “Common Area Expenses” shall mean all costs actually incurred by Landlord for the operation, maintenance and repair of the Common Areas, including, without limitation, maintenance and repair (and, during any of the Option Terms, resurfacing) of the parking areas (except that the cost of such resurfacing during the Option Terms shall be amortized over its useful life and only the yearly amortization included in Common Area Expenses); cleaning, sweeping, repainting and restriping the parking areas; maintenance of refuse receptacles, landscaping, common utility lines serving all tenants of the Shopping Center, directional signs and other markers; Common Area utility costs; costs of Landlord’s policies of all risk and commercial general liability insurance for the Common Areas maintained pursuant to Section 12(b) below; and a reasonable fee (the “Management Fee”) for management, supervision and administration of the Shopping Center not to exceed ten percent (10%) of the total of other items of Common Area Expenses exclusive of such insurance costs. In no event shall Common Area Expenses include any of the following: (1) any structural repairs or any other expenditures which, in accordance with generally accepted accounting principles, are not fully chargeable to current account in the year the expenditure is incurred, except that any capital expenditures (w) required for parking area resurfacing in the Option Terms, (x) in the nature of other repairs or replacements to the Common Areas reasonably required to keep the Common Areas in the condition required under this Lease, (y) intended to result in costs savings, or (z) required to comply with applicable governmental requirements for the Common Areas not in effect as of the Commencement Date, shall be amortized over their respective reasonably anticipated useful lives and to the extent that such useful life occurs during the Term of this Lease, then annual amortization of such cost may be included in Common Area Expenses during the applicable year of the Term; (2) except for the Management Fee, fees, costs or expenses relating to management, administration or supervision of all or any part of the Shopping Center (including, without limitation, individual compensation or other expenses with respect to officers, executives or on- or off-site management or administrative personnel of Landlord, or third parties engaged by Landlord to provide such services, or any other costs or expenses relating to administrative, bookkeeping, accounting, management or similar services or functions with respect to the Shopping Center); (3) rent or other amounts payable under any ground lease or master lease, or interest, amortization or other repayment of indebtedness or costs, fees, points or other expenses in connection with any financing or refinancing of all or any part of the Shopping Center; (4) cost of correcting defects in the initial design or construction of the Shopping Center or any expansion thereof; (5) costs of correcting any non-compliance of the Shopping Center or any part thereof with applicable Laws as of the Commencement Date; (6) any costs relating to removal or remediation of Hazardous Substances, except routine parking lot maintenance; (7) cost for which Landlord is reimbursed, receives a credit or is otherwise compensated (other than tenant reimbursements for Common Area Expenses); (8) costs of repair or restoration required due to casualty damage or condemnation, other than the commercially reasonable deductible amount of any insured loss, but earthquake insurance deductibles shall not be includable in Common Area Expenses; (9) reserves for anticipated future expenses beyond the current year; (10) legal and other professional fees, or advertising or promotional expenses (including, but not limited to, those relating to Christmas or other seasonal decorations or promotional events); (11) interest or penalties incurred as a result of Landlord’s failure to pay any bill as it shall become due or costs resulting from the negligence or wilful misconduct of Landlord, its employees, agents and/or contractors; (12) costs of leasing any item which if purchased, rather than leased, would be excluded from Common Area Expenses pursuant hereto; (13) any amount paid to any corporation or other entity related to Landlord or to the managing agent of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (14) costs related to the operation of Landlord as an entity rather than the operating of the Shopping Center (including, without limitation, costs of formation of the entity, internal accounting, legal matters and/or preparation of tax returns) or costs associated with marketing or selling Shopping Center or any interest therein, or converting the Shopping Center to a different form of ownership; (15) leasing commissions, attorneys’ fees, costs and disbursements, and other expenses (including, without limitation, advertising) incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or occupants of the Shopping Center or development of other properties, or costs (including, without limitation, permit, license, and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant space; (16) costs of any services sold to tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent and escalations payable under the lease with such tenant or other occupant, and costs associated with valet parking (including, without limitation, wages and other expenses); (17) any depreciation or amortization of the Building or other buildings and improvements within the Shopping Center; (18) expenses in connection with goods, services or other benefits of a type provided to some tenants but not available to Tenant (such as, by way of illustration and not in limitation, special services provided to food service tenants) or which Tenant is required to separately pay for or provide pursuant to this Lease (such as, by way of illustration and not in limitation, HVAC maintenance for other occupants’ premises if Tenant is maintaining the HVAC system serving the Premises at Tenant’s expense); and (19) repairs and/or maintenance of any pylon or other sign which does not include any Tenant signage but does include signage of other tenants or occupants of the Shopping Center.

(b) From and after the Commencement Date during the Term, Tenant shall pay as additional rent “Tenant’s Share” (as hereinafter defined) of the Common Area Expenses. As used herein, “Tenant’s Share” of Common Area Expenses is defined as that fraction of the Common Area Expenses, the numerator of which is the Floor Area within the Premises and denominator of which is the Floor Area within the Shopping Center (provided that in no event shall such denominator be less than the amount of Floor Area shown within the building areas of the Shopping Center on Exhibit A, provided, however, if any tenant or occupant separately maintains portions of the Common Area, then such costs shall be excluded from Common Area Expenses and the denominator shall not include the Floor Area of such tenants or occupants; provided further, that if any undeveloped pad building areas are excluded from such denominator, then Common Area Expenses shall not include costs allocable to an equitable share of Common Area surrounding such undeveloped pad buildings). Tenant’s payment under the provisions of this Section 10(b) shall be due and payable not sooner than thirty (30) days following receipt by Tenant of an itemized billing from Landlord, which billing shall be no more frequently than monthly, nor less frequently than annually during the Term; provided, however, that Landlord shall have the right to estimate Common Area Expenses and Tenant’s Share thereof, based on Landlord’s reasonable good faith estimate of Common Area Expenses for the coming year. Beginning with the first full calendar month following thirty (30) days after Tenant’s receipt of Landlord’s written estimate, Tenant shall include one-twelfth (1/12th) of its annual obligation for Tenant’s Share of Common Area Expenses based upon such estimate with each payment of Minimum Rent thereafter until actual expenditures are thereafter computed by Landlord. Within ninety (90) days following the close of each calendar year, Landlord shall calculate actual expenditures for Common Area Expenses for such calendar year and Tenant’s Share thereof and provide such accounting to Tenant (the “Annual Statement”). If the Annual Statement shows that Tenant’s payments of estimated Tenant’s Share of Common Area Expenses exceeds actual Tenant’s Share of Common Area Expenses for such calendar year, Landlord shall accompany said Annual Statement with a payment to Tenant of the amount of such excess. If the Annual Statement shows that Tenant’s payments of estimated Tenant’s Share of Common Area Expenses were less than actual Tenant’s Share of Common Area Expenses for such calendar year, Tenant shall pay such difference to Landlord within thirty (30) days of Tenant’s receipt of the Annual Statement.

(c) Landlord shall keep at the Shopping Center or at another location in Southern California, complete, accurate books of account and records with respect to the Common Area Expenses, and shall retain such books and records and reasonable supporting documentation for at least two (2) years from the date Landlord submits its Annual Statement for such year. Tenant’s payment of Tenant’s Share of Common Area Expenses shall be without prejudice to Tenant’s examination and audit rights. Tenant may at any reasonable time during normal business hours, upon ten (10) days’ prior notice to Landlord, cause a complete audit to be made of such books, records and other materials which Landlord is required to retain for any year occurring wholly or in part during the Term within two (2) years following Tenant’s receipt of the Annual Statement for such year, provided that if Tenant discovers any errors made in any year of the Term, then Tenant may audit and inspect Landlord’s books and records for all prior years of the Term as to the applicable line item(s) of expenses for which such error was found, and any overpayment with respect to such prior year(s) shall be refunded by Landlord as provided herein. No such audit or examination shall be conducted by an auditor being paid on a contingency basis or based upon a percentage of any recovery by Tenant. Tenant may require Landlord to produce such information about such books and records as is necessary for a proper examination and audit thereof and to make such books and records available to Tenant for examination and audit. Any such audit shall be conducted in a manner so as to minimize interference with Landlord’s business operations. If such audit discloses any overpayment by Tenant of Tenant’s Share of Common Area Expenses, Landlord shall refund to Tenant the amount of such overpayment within thirty (30) days following Landlord’s receipt of such audit. If such audit discloses any underpayment by Tenant of Tenant’s Share of Common Area Expenses, Tenant shall pay the amount of such deficiency to Landlord together with delivery to Landlord of such audit. If such audit discloses an overpayment by Tenant of Tenant’s Share of Common Area Expenses by three percent (3%) or more, Landlord shall pay to Tenant within thirty (30) days after demand, Tenant’s reasonable cost in conducting such audit (as evidenced by invoices or other reasonable supporting documents delivered to Landlord).

11. MAINTENANCE.

(a) Tenant will, at its sole cost and expense, keep, maintain, repair and replace (when necessary) the interior portions of the Premises (which Landlord is not obligated to repair in accordance with Section 11(b) below) in first-class condition and make all needed repairs thereto, including plate glass, doors, windows, exposed interior utility lines, meters, pipes, conduits, fixtures and other equipment and systems (including, without limitation, HVAC equipment) serving exclusively the Premises and equipment and personal property of Tenant within the Premises, the Pool and elevators exclusively serving the Premises. Tenant shall permit no waste, damage or injury to the Premises. Tenant shall perform all necessary repairs, alterations and improvements to cause the Premises to comply with all applicable Laws, except that Landlord (and not Tenant) shall be responsible for making any capital repairs, alterations or improvements to the Premises required to cause the Premises to comply with applicable Laws to the extent that such compliance is not required as a result of Tenant’s particular use of the Premises or Tenant's particular Alterations to the Premises, but the cost of such capital item may be includable in Common Area Expenses on an amortized basis as provided in Section 10(a) above. Notwithstanding anything to the contrary contained in this Lease, if at any time during the Term of this Lease, Tenant is required to make any replacements to the HVAC equipment serving the Premises or other mechanical or utility systems serving the Premises having a useful life extending beyond the expiration of the Term of this Lease, then Landlord shall reimburse Tenant for a fraction of the costs of the applicable replacement item, the numerator of which is the number of months in the reasonably anticipated useful life of the applicable replacement item beyond the expiration of the Term of this Lease and the denominator of which is the total number of months in the reasonably anticipated useful life of the applicable replacement item, which reimbursement shall be made by Landlord to Tenant within thirty (30) days following Tenant’s submission to Landlord of request therefor accompanied by reasonable evidence of the costs of such replacement item.

(b) Landlord will, at its sole cost and expense, keep, maintain, repair and replace in first-class and professional manner and repair consistent with the standards of first-class shopping centers comparable to the Shopping Center located in the vicinity of the Shopping Center, and (subject to Tenant’s obligation to perform necessary repairs, alterations or improvements to the Premises to comply with applicable Laws where such compliance is required as a result of Tenant’s particular use of, or alterations to, the Premises) perform any repairs, improvements or alterations required by applicable Laws to, the foundation, footings, roof, roof membrane, exterior walls (provided that Common Area Expenses may include (i) graffiti removal from and touch-up painting of exterior walls, and (ii) complete painting of exterior walls not more often than once per each five (5) year period during the Term, provided that the cost of such complete painting shall be amortized over a five (5) year period and Common Area Expenses shall only include one-fifth (1/5th) of the cost thereof during each year of such amortization) and structural portions of, the Premises (excluding front doors, windows, and plate glass), utility lines, meters, pipes, conduits, fixtures and other equipment and systems (except if exposed within the Premises and serving exclusively the Premises), exterior sprinkler systems, gutters and downspouts, plus all Common Areas of the Shopping Center. Tenant may give Landlord notice of such repairs as may be required under the terms of this Section, and Landlord shall proceed forthwith to effect the same with reasonable diligence, but in no event later than thirty (30) days after having received notice (or such greater period of time as is reasonably necessary to complete such repairs in the event such repairs are not reasonably susceptible of completion within thirty (30) days, provided Landlord shall, following receipt of such notice from Tenant, promptly commence such repairs and diligently prosecute the same to completion). In event of an “emergency” (which, as used in this Lease, shall mean a situation posing an imminent risk of material property damage, injury to persons or interruption of business operations in the Premises), Tenant shall have the right, but not the obligation, to undertake immediate repairs of such nature as would normally be Landlord’s responsibility, and notify Landlord promptly after such repairs have been undertaken (including, without limitation, notice by telephone, to the extent reasonably practicable). If Landlord fails to repair any portion of the Premises which is Landlord’s responsibility, within the thirty (30) day period set forth above (or such greater period of time as is reasonably necessary to complete such repairs in the event such repairs are not reasonably susceptible of completion within thirty (30) days, provided that following receipt of such notice from Tenant, Landlord promptly commences such repairs and diligently prosecutes the same to completion) and upon delivery of an additional notice to Landlord, or in the case of any emergency as above stated, Tenant may without notice perform the repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost of such repairs within thirty (30) days following Landlord’s receipt from Tenant of invoices and/or other reasonable evidence of the amount of such costs; provided, however, that in the event Landlord in good faith disputes whether Tenant properly performed an obligation of Landlord hereunder or the cost of such performance, Landlord shall have the right to dispute the same by institution of a reference proceeding in accordance with the provisions of Section 39 below. If it is determined pursuant to such proceeding that Tenant did not properly perform an obligation of Landlord in accordance herewith or that the cost of such performance was unreasonable, then Tenant shall not have any right to reimbursement for the cost of performance as herein provided (or, as to a determination of unreasonable cost, Tenant shall not be entitled to reimbursement of the portion of the cost of such performance determined to be unreasonable). If it is determined pursuant to such proceeding that Tenant properly performed an obligation of Landlord hereunder, then Landlord shall within thirty (30) days following such determination, reimburse Tenant for the reasonable cost of such performance as determined pursuant to such action, plus interest thereon at the “Interest Rate” (as hereinafter defined) from the date of Tenant’s expenditure until Landlord’s reimbursement. Should Landlord fail to pay such amount as is owing in accordance herewith (A) within thirty (30) days of receipt of invoice and/or other reasonable evidence of the amount of such costs (if Landlord does not institute an action within such thirty (30) day period to in good faith dispute as herein provided), or (B) within thirty (30) days after such determination by such action, as applicable, Tenant may deduct and offset such amount (including interest at the Interest Rate from the time such expenditure was made by Tenant until paid by Landlord) from Minimum Rent, Percentage Rent, Tenant’s Share of Common Area Expenses, Taxes and Insurance and other monetary obligations of Tenant owing to Landlord hereunder, provided that in no event shall such deduction or offset exceed twenty-five percent (25%) of Minimum Rent for the applicable month, or such greater percentage as is necessary to allow Tenant full recovery of the amount owing over the remainder of the Term.

(c) Landlord and its authorized representatives may enter the Premises during usual business hours, upon not less than twenty-four (24) hours’ prior written notice to Tenant to (i) inspect the same; and (ii) show the same to prospective mortgagees, buyers and, in the final six (6) months of the Term, tenants. Landlord may, upon reasonable prior notice to Tenant (except that no such prior notice shall be required in an emergency situation of imminent personal injury or material property damage where notice is not reasonably practicable under the circumstances), enter the Premises to make additions, alterations or repairs to the Premises as Landlord is required to make in accordance with this Lease or in order to comply with applicable Laws, provided, however, that all such additions, alterations and/or repairs shall be performed in a manner so as to minimize interference with the operation of Tenant’s business from the Premises. In addition, in event of an emergency, Landlord shall have the right, but not the obligation, to undertake immediate repairs of such nature as would normally be Tenant’s responsibility, and notify Tenant promptly after such repairs have been undertaken (including, without limitation, notice by telephone, to the extent reasonably practicable). If Tenant fails to repair any portion of the Premises which is Tenant’s responsibility, within thirty (30) days after notice from Landlord of the necessity for such repair (or such greater period of time as is reasonably necessary to complete such repairs in the event such repairs are not susceptible of completion within thirty (30) days, provided that following receipt of such notice from Landlord, Tenant promptly commences such repairs and diligently prosecutes the same to completion), or in the case of any emergency as above stated, Landlord may perform the repairs or maintenance and Tenant shall reimburse Landlord for the reasonable cost of such repairs within thirty (30) days following Tenant’s receipt from Landlord of invoices or other reasonable evidence of the amount of such costs; provided, however, that in the event Tenant in good faith disputes whether Landlord properly performed an obligation of Tenant hereunder or that the cost of such performance was unreasonable, Tenant shall have the right to dispute the same by institution of a reference proceeding in accordance with the provisions of Section 39 below. If it is determined pursuant to such proceeding that Landlord did not properly perform an obligation of Tenant in accordance herewith or that the cost of such performance was unreasonable, then Landlord shall not have any right to reimbursement for the cost of performance as herein provided (or, as to a determination of unreasonable cost, Landlord shall not be entitled to reimbursement of the portion of the cost of such performance determined to be unreasonable). If it is determined pursuant to such proceeding that Landlord properly performed an obligation of Tenant hereunder, then Tenant shall within thirty (30) days following such determination, reimburse Landlord for the reasonable cost of such performance as determined pursuant to such action, plus interest thereon at the Interest Rate from the date of Landlord’s expenditure until Tenant’s reimbursement.

12. INSURANCE.

(a) (i) Landlord shall maintain at all times during the Term an “All Risk Policy” (as hereinafter defined) insuring against damage to any portion of the Premises, and appurtenances thereto. Such insurance shall be in the full amount of replacement cost (subject only to reasonable deductible amounts and exclusive of footings, foundation and excavation), without deduction for physical depreciation and shall provide that the proceeds of any loss shall be payable in the manner provided for in this Lease. Such policy shall be obtained from an insurer licensed to do business within the State of California having a policy holder’s rating of at least A- and a financial rating of not less than VIII in the most recently published Best’s Insurance Guide. Landlord shall, within ten (10) days following receipt of written request therefor from Tenant (but not more often than annually), provide Tenant with a certification of such insurance coverage, which certificate shall indicate, among other things, that Tenant is a certificate holder along with Landlord and that the Premises and all the improvements and Landlord’s fixtures appurtenant thereto, have been insured to their full replacement value, without deduction for physical depreciation. As used herein, the term “All Risk Policy” shall mean a policy of fire and other property insurance in the form commonly referred to in the industry as “all risk” with extended endorsement (false arrest, libel, slander, invasion of privacy, theft, vandalism and malicious mischief coverage) and including such other coverage as Landlord reasonably deems appropriate or as required by Landlord’s lender; provided that although Landlord may elect to obtain coverage for flood and earthquake in addition to such policy, Tenant shall not be required to pay any part of the premium allocable to such coverages.

(ii) From and after the Commencement Date during the Term, Tenant shall reimburse Landlord for “Tenant’s Share” (as hereinafter defined) of the premium costs of the insurance described in Section 12(a)(i) above. Tenant’s schedule of payments for reimbursement shall be established in the same manner as described in Section 5 above, for Tenant’s Share of Taxes. “Tenant’s Share” for purposes of this Section 12(a)(ii) shall be a fraction, the numerator of which is the Floor Area within the Premises and the denominator of which is the Floor Area of the improvements covered by the insurance policy which is the subject of the premium.

(iii) From the date of delivery of the Premises to Tenant, Tenant will maintain or cause to be maintained (which may be, without limitation, by self-insurance), at its sole cost, an All Risk Policy insuring against damage to Tenant’s improvements and any personal property or equipment in the Premises. Such insurance shall be in the full amount of replacement cost (subject only to reasonable deductible amounts), without deduction for physical depreciation.

(b) (i) From the date of delivery of the Premises to Tenant, Tenant will maintain at its sole cost commercial general liability insurance covering the Premises and Tenant’s use thereof against claims from personal injury, bodily injury, death and property damage occurring in or about the Premises, such insurance in each case to afford protection to a combined single limit of at least Five Million Dollars ($5,000,000.00) (such insurance extending to any liability of Tenant arising out of the indemnities provided for in Section 13 below), and naming Landlord as an additional insured thereunder. In addition, from the date of delivery of the Premises to Tenant and thereafter during the Term, Tenant shall maintain worker’s compensation insurance as required by applicable Laws and a commercially reasonable policy of employer’s liability insurance coverage.

(ii) From the date of delivery of the Premises to Tenant, Landlord will maintain, as a Common Area Expense, commercial general liability insurance covering the Common Areas against claims from personal injury, bodily injury, death and property damage occurring in or about the Common Areas, such insurance in each case to afford protection to a combined single limit of at least Five Million Dollars ($5,000,000.00) (such insurance extending to any liability of Landlord arising out of the indemnities provided for in Section 13 below), and naming Tenant as an additional insured thereunder.

(iii) The policies maintained by Landlord and Tenant pursuant to this Section 12(b) shall each (1) include a cross-liability endorsement (or equivalent) providing that Landlord and Tenant, although insureds, may recover on account of the negligence of the other, and (2) provide that such insurance is not contributory with the coverage which the other party may carry and is primary insurance coverage and not excess insurance coverage or overage insurance coverage.

(c) (i) The policies of insurance maintained by Landlord and Tenant pursuant to this Lease shall (1) provide that the insurer will give at least thirty (30) days’ written notice of any cancellation, reduction in coverage, lapse or failure to renew, to the insured party or parties thereunder, and (2) be obtained from an insurer with a policy holder’s rating of at least A- and a financial rating of not less than VIII in the most recently published Best’s Insurance Guide and is subject to increase in accordance with customary industry practice for comparable tenants of comparable premises for a comparable use. Landlord and Tenant agree to deliver to the other certificates of insurance evidencing the existence in force of the policies of insurance described in this Lease. Each of such certificates shall provide that such insurance shall not be canceled, reduced in coverage, lapse or materially amended unless thirty (30) days’ prior written notice of such cancellation, reduction in coverage, lapse or amendment is given to the party designated on such certificate as the holder thereof.

(ii) Any insurance required by this Section 12 may be satisfied by blanket, umbrella and/or excess liability insurance, covering additional items or locations or insureds, so long as the coverage afforded (including, without limitation, coverage as to additional insureds) will not be reduced or diminished by reason of the use of such blanket, umbrella and/or excess liability policy of insurance.

(d) Landlord and Tenant waive any rights each may have against the other on account of any loss or damage caused to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents or to the other portions of the Shopping Center, arising from any risk generally covered by all-risk insurance if such waiver does not invalidate such policies or prohibit recovery thereunder. The parties each, for their respective insurance, waive any right of subrogation that any insurer may have against Landlord or Tenant. Landlord and Tenant shall use their respective reasonable good faith efforts to obtain such waiver.

13. INDEMNITY.

(a) Tenant shall indemnify, defend and hold harmless Landlord, and Landlord’s members, partners, shareholders, officers, directors, employees, agents, successors and assigns (collectively, the “Landlord Indemnified Parties”), from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (collectively, “Tenant Covered Claims”), which Tenant Covered Claims shall include, without limitation, reasonable attorneys’ fees and expenses, to the extent arising or resulting from (i) the negligence or wilful misconduct of Tenant or Tenant’s agents, employees and/or contractors; and/or (ii) Tenant’s use of the Premises including, without limitation, any occurrence within the Premises following delivery of possession of the Premises to Tenant and prior to the expiration of the Term or earlier termination of this Lease except to the extent resulting from the negligence or wilful misconduct of Landlord or Landlord’s agents, employees and/or contractors. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Tenant Covered Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant’s sole cost and expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s members, partners, shareholders, officers, directors, employees, agents, successors and assigns (collectively, the “Tenant Indemnified Parties”), from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (collectively, “Landlord Covered Claims”), which Landlord Covered Claims shall include, without limitation, reasonable attorneys’ fees and expenses, to the extent arising or resulting from (i) the negligence or wilful misconduct of Landlord or Landlord’s agents, employees and/or contractors; and/or (ii) any occurrence within the Common Areas except to the extent resulting from the negligence or wilful misconduct of Tenant or Tenant’s agents, employees and/or contractors. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such Landlord Covered Claims, Landlord, upon notice from Tenant, agrees to promptly defend the same at Landlord’s sole cost and expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

(c) The obligations of the parties pursuant to this Section 13 shall survive the expiration of the Term or sooner termination of this Lease.

14. DAMAGE AND DESTRUCTION

(a) If the Premises is damaged or destroyed by fire or other casualty required to be covered by the All Risk Policy referred to in Section 12(a)(i) or to the extent of ten percent (10%) or less of the then Premises replacement cost by a casualty not required to be covered by the All Risk Policy, then, unless either party terminates this Lease pursuant to this Section 14, Landlord shall promptly commence to repair and/or reconstruct the Premises to substantially its prior condition (the parties hereby agreeing that Landlord shall not be obligated for the repair and/or restoration of any items of Tenant’s Work or alterations made by Tenant not covered by the insurance maintained by Landlord pursuant to this Lease).

(b) In the event the Premises is damaged or destroyed to the extent of more than ten percent (10%) of their then replacement cost by a casualty not required to be covered by the All Risk Policy, then Landlord shall elect, by written notice to Tenant delivered within sixty (60) days following the occurrence of such casualty damage either (i) to repair and reconstruct the Premises, in which event, Landlord shall promptly commence and diligently perform such work in accordance with Section 14(a) above, or (ii) to terminate this Lease, provided that Tenant shall have the right to nullify any such election to terminate by Landlord by agreeing in written notice to Landlord delivered within ten (10) business days following Tenant’s receipt of such termination notice, to pay for the costs of repair and reconstruction of the Premises to the extent in excess of ten percent (10%) of the then Premises replacement cost, in which event Tenant shall be responsible for such excess costs and shall pay such excess costs pursuant to a construction disbursement procedure reasonably acceptable to the parties and Landlord shall promptly commence and diligently perform such work in accordance with Section 14(a) above.

(c) Following any casualty to the Premises and/or the Shopping Center which materially adversely affects the operation of Tenant’s business from the Premises or access thereto or parking therefor, Landlord shall within sixty (60) days following such casualty, deliver written notice to Tenant reasonably estimating in good faith the time necessary to complete the repair and/or restoration necessitated by such casualty. In the event the time estimated for completion of such repair exceeds three hundred (300) days following the occurrence of such casualty, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within fifteen (15) days following Tenant’s receipt of such estimate notice. In addition, in the event that Tenant does not terminate this Lease pursuant to the previous sentence and such repair in fact is not completed within three hundred (300) days following the occurrence of the casualty (or such longer period as may have been estimated by Landlord in such notice), Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord, provided that if such repair is completed within such thirty (30) day period, such termination shall be nullified and this Lease shall continue in full force and effect. In addition to the foregoing, in the event of any casualty to the Premises occurring during the final eighteen (18) months of the Term, requiring in excess of ninety (90) days to repair, either party may terminate this Lease by written notice to the other within thirty (30) days of the occurrence of the casualty, except that if Landlord so elects to terminate this Lease and Tenant has an available Option to extend the Term remaining, then Tenant may nullify such election to terminate by exercising such Option to extend the Term within thirty (30) days following receipt of such termination notice from Landlord, in which event such casualty shall be treated in the manner of casualties occurring other than during the final eighteen (18) months of the Term. Unless this Lease is so terminated in accordance with this Section 14(c), this Lease shall continue in full force, and Landlord shall perform its repair obligation under the other provisions of this Section 14. Upon any termination of this Lease under this Article 14, the Minimum Rent, Percentage Rent, and Tenant’s Share of Common Area Expenses, Taxes and Insurance and any other amounts owing from Tenant to Landlord pursuant to this Lease shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other coincident with the surrender of possession of the Premises to Landlord, except for items which have accrued and are unpaid.

(d) If neither party terminates this Lease pursuant to foregoing provisions of this Section 14, and if the operation of Tenant’s business from the Premises or parking therefor or access thereto is interfered with as a result of any damage or destruction, Tenant’s obligation for the payment of Minimum Rent, Percentage Rent, Tenant’s Share of Common Area Expenses, Taxes and Insurance and any other amounts owing from Tenant to Landlord pursuant to this Lease during the period the Premises are so rendered unfit shall be equitably abated from the date of the casualty based upon the extent of the interference resulting from such casualty (or shall be fully abated for such period if the operation of Tenant’s business from the remaining portion of the Premises is not reasonably practicable) and Tenant shall resume full payment upon the date which is sixty (60) days following completion of the restoration work by Landlord (or such earlier date upon which Tenant reopens for business to the general public from the Premises).

(e) The parties waive such rights of termination as may be granted to them in the event of casualty damage to the Premises by the laws of the State of California, it being their agreement that the rights of termination set forth in this Lease shall be exclusive.

15. CONDEMNATION.

(a) If during the Term, all or any portion of the Premises is taken by right of eminent domain or condemnation by a competent governmental authority or by conveyance in lieu thereof (collectively, any “Taking”), or if such a portion of the Shopping Center is so Taken as Tenant reasonably determines shall have a material adverse effect upon the operation of Tenant’s business from the Premises (including, without limitation, material impairment of parking therefor or access thereto), Tenant may terminate this Lease upon written notice to the Landlord within thirty (30) days following the date of such Taking. In the event Tenant does not so terminate this Lease, Landlord shall promptly and diligently restore the Premises, Common Areas and/or other portions of the Shopping Center as are so Taken, as the case may be, to as near their condition as existed prior to such Taking as is reasonably possible. In the event of a Taking which does not result in the termination of this Lease, Tenant’s obligations for Minimum Rent, Percentage Rent, Tenant’s Share of Common Area Expenses, Taxes and Insurance and any other amounts owing from Tenant to Landlord under this Lease shall be equitably abated following such Taking based upon the extent of the interference with the operation of Tenant’s business from the Premises and Tenant shall resume full payment upon the date which is sixty (60) days following the completion of the restoration work by Landlord (or such earlier date upon which Tenant reopens for business to the general public from the Premises). In the event of a temporary Taking not extending beyond the Term, but which adversely affects Tenant’s operation from its Premises, Tenant shall have the right to elect either to terminate this Lease in accordance herewith or to not terminate this Lease and receive all compensation awarded by the condemning authority with respect to such temporary Taking of the Premises relating to the use thereof during the Term of this Lease but not in excess of the Rent due hereunder and not beyond the Term of this Lease.

(b) Landlord shall be entitled to that portion of the award payable in connection with any such Taking attributable to the diminution in value of Landlord’s reversionary interest in the Premises and Tenant shall be entitled to that portion of the award payable in connection with such Taking attributable to diminution in value of Tenant’s leasehold, damage to Tenant’s business and loss of goodwill and Tenant’s relocation costs.

(c) The parties waive such rights of termination as may be granted to them in the event of condemnation of the Premises by the laws of the State of California, it being their agreement that the rights of termination set forth in this Lease shall be exclusive.

16. ASSIGNMENT AND SUBLETTING.

(a) Except as otherwise specifically provided herein, Tenant shall not assign Tenant’s interest in this Lease or sublet any portion of the Premises (collectively, “Transfer”) without obtaining in each instance the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s consent to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. Notwithstanding a Permitted Transfer or other Transfer consented to by Landlord, Tenant shall remain liable for the full performance of every obligation under this Lease to be performed by Tenant. Any permitted assignee or subtenant pursuant to this Section 16 may change the trade name under which the business operating from the Premises is operated and/or the use of the Premises in accordance with the provisions of Section 7(b) above, including, without limitation, the requirement that Landlord’s consent thereto is first obtained, which consent shall not be unreasonably withheld, conditioned or delayed. The acceptance by Landlord of rent or any other sum due hereunder from any person or entity other than Tenant shall not be deemed to be a waiver of any provision contained herein or a consent to any assignment or sublease. Tenant shall reimburse Landlord for its costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with any proposed assignment or subletting (whether or not Landlord consent is granted), other than a Permitted Transfer, within thirty (30) days following receipt of request for reimbursement accompanied by reasonable supporting documentation with respect thereto, but not to exceed a maximum reimbursement of One Thousand Dollars ($1,000.00).

(b) Notwithstanding anything to the contrary contained herein, in the event of any proposed Transfer (other than a Permitted Transfer) which is an assignment of this Lease or a sublet of all or substantially all of the Premises for all or substantially all of the remaining Term of this Lease, Landlord shall have the right, exercisable by written notice to Tenant delivered within fifteen (15) days following receipt of Tenant’s request for Landlord’s consent to the proposed Transfer, to terminate this Lease effective as of the proposed Transfer effective date, subject to Landlord’s payment to Tenant on or before such termination effective date an amount equal to the unamortized cost (as of the termination effective date, based upon monthly straight line amortization over the Initial Term of this Lease) of Tenant’s Work, as such cost shall be reasonably evidenced by documentation provided by Tenant to Landlord. However, Tenant shall have the right to nullify any such election to terminate by Landlord by agreeing, in written notice delivered to Landlord within fifteen (15) days following receipt of such termination notice from Landlord, to withdraw Tenant’s request for consent to such proposed Transfer, in which event this Lease shall continue in full force and effect as if Tenant had never submitted such request for Landlord’s consent to such proposed Transfer.

(c) In the event of any Transfer (other than a Permitted Transfer), Tenant shall pay to Landlord fifty percent (50%) of any “Excess Consideration” received by Tenant from such Transfer, as and when received. As used herein, “Excess Consideration” means the total rent and other consideration of any kind or nature payable by the Transferee (other than for sale or use of trade fixtures and other personal property items) less the total amount of rent payable by the Tenant under this Lease from and after the effective date of the Transfer after Tenant’s recapture from the rent payable by such Transferee of Tenant’s actual out-of-pocket costs reasonably incurred in connection with the applicable Transfer, including, without limitation, reasonable attorneys’ fees, reasonable brokerage commissions, costs of improvements made for the benefit of the Transferee, allowances granted to the Transferee or other monetary concessions granted to any such Transferee.

(d) Notwithstanding anything to the contrary contained in this Section 16 above, Tenant may, without Landlord’s consent (but upon reasonable prior notice to Landlord) at any time (i) assign this Lease or sublease the whole or any part of the Premises to any entity controlled by, controlling or under common control with Tenant or to any entity resulting from the consolidation or merger of Tenant into or with such other entity or the acquisition of substantially all of the assets of Tenant by such entity, or (ii) license, grant a concession of or otherwise permit the use of one or more portions of the Premises which are not separately demised and do not exceed an aggregate of twenty-five percent (25%) of the Floor Area of the Premises to licensees, concessionaires or users which are not inconsistent with Tenant’s permitted use of the Premises (including, without limitation, any licensee selling ski and/or other sports-oriented vacation tours or packages). Any such assignment or subletting, licensing, or granting of permission for use pursuant to the immediately preceding sentence is referred to in this Lease as a “Permitted Transfer” and any assignee, subtenant, licensee or other user under a Permitted Transfer is referred to in this Lease as a “Permitted Transferee”. In addition, the sale or transfer of all or any part of Tenant’s stock or other equity interests shall not constitute an assignment or other transfer requiring Landlord’s consent.

(e) In the event of any transfer of Landlord’s interest in the Premises, following the assumption of Landlord’s remaining obligations under this Lease by such transferee, Landlord shall be automatically relieved of any and all obligations and liabilities accruing with respect to the period from and after the date of such transfer and assumption.

17. SUBORDINATION AND ATTORNMENT.

(a) Upon notice by Landlord, Tenant shall subordinate its rights under this Lease to any lease(s) wherein Landlord is the lessee and to the lien of any mortgage(s) or deed(s) of trust (collectively, “Instrument”), regardless of whether such Instrument now exists or is hereafter created, to all advances thereunder, to any interest thereon, and to all modifications, consolidations, renewals, replacements and extensions thereof, provided the lessors, mortgagees or beneficiaries agree to provide Tenant with an agreement of non-disturbance in a commercially reasonable form reasonably acceptable to Tenant and Landlord, agreeing to recognize this Lease and Tenant’s rights hereunder in the event of termination or foreclosure under the Instrument so long as Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure periods. Tenant agrees to execute any agreement evidencing such subordination and non-disturbance in the form attached hereto as Exhibit G and incorporated herein by this reference or such other commercially reasonable form as is reasonably acceptable to Tenant, at Landlord’s request. Any such lessor, mortgagee or beneficiary may elect to have this Lease prior to its instrument, and in the event of such election and upon notification by such lessee, mortgagee or beneficiary to Tenant, this Lease shall be deemed prior to said Instrument, whether this Lease is dated prior or subsequent to said Instrument. Notwithstanding anything to the contrary contained in this Lease, it shall be a condition precedent to the performance of each of Tenant’s obligations under this Lease (including, without limitation, Tenant’s obligation for the payment of Minimum Rent, Percentage Rent and Tenant’s Share of Common Area Expenses, Taxes and Insurance), that Tenant obtain from each lessor, mortgagee or beneficiary under an Instrument presently encumbering the Shopping Center, an agreement of non-disturbance in the form attached hereto as Exhibit G or in other commercially reasonable form reasonably acceptable to Tenant and Landlord.

(b) If Landlord’s interest in the Premises is transferred (except in a sale-leaseback financing transaction), or if any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any Instrument, or if any lease in a sale-leaseback transaction wherein Landlord is the lessee is terminated, Tenant shall attorn to and recognize such purchaser, assignee, mortgagee or beneficiary as Landlord under this Lease, provided such purchaser, assignee, mortgagee or beneficiary has executed or agrees to execute an agreement of subordination, non-disturbance and attornment in the form attached hereto as Exhibit G or in other commercially reasonable form reasonably acceptable to Tenant and Landlord, recognizing this Lease and Tenant’s rights hereunder.

18. TENANT DEFAULTS.

(a) The occurrence of either of the following shall constitute a default by Tenant pursuant to this Lease: (i) Tenant’s failure to pay rent when due under this Lease, where such failure continues for five (5) days after notice that such payment is due; and (ii) Tenant’s failure to observe or perform any covenant, term or condition of this Lease (other than the payment of rent) where such failure continues for thirty (30) days after notice thereof from Landlord to Tenant; provided that if such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(b) In the event of any default by Tenant pursuant to Section 18(a) above, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect so to terminate this Lease, then Landlord may recover from Tenant:

(i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The term “rent” as used in Section 18(b) shall be deemed to mean Minimum Rent only. As used in Sections 18(b)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate. As used in Section 18(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) In the event of any default by Tenant pursuant to Section 18(a) above and Tenant’s abandonment of the Premises, (i) Landlord shall also have the right to reenter the Premises and remove all persons and property therefrom by summary proceedings or otherwise; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant or disposed of in a reasonable manner by Landlord, and/or (ii) Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

(d) In the event Landlord shall elect to reenter as provided in Section 18(c) above, or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable. In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied to the payment of any indebtedness owed by Tenant to Landlord and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses reasonably incurred by Landlord in such reletting. No reentry or taking possession of the Premises by Landlord pursuant to this Section 18, shall be construed as an election to terminate this Lease unless a written notice of such intention be given by Landlord to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Landlord may at any time after such reletting elect to terminate this Lease for any such default by Tenant.

(e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. Landlord’s failure to insist upon strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy it has shall not be deemed a waiver or relinquishment for the future of such performance, right or remedy unless in writing signed by Landlord. No waiver by Landlord shall constitute a waiver of any subsequent breach.

(f) Landlord waives such liens, if any, to which it may have a right with respect to the merchandise, furniture, trade fixtures and other personal property of Tenant located on or about the Premises and shall from time to time execute such documents as Tenant may reasonably request to acknowledge such waiver.

19. LANDLORD DEFAULTS.

(a) Except as otherwise expressly provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord notice thereof (unless such failure cannot reasonably be cured within thirty (30) days) and Landlord shall have commenced to cure within said thirty (30) days and continues diligently to pursue the curing of the same). Tenant shall give to any holder of indebtedness secured by a first lien upon the Premises whose address has previously been provided to Tenant, a copy of any notice of default served upon the Landlord. Tenant further agrees that any such holder of indebtedness shall have the right to cure any Landlord default within the time period provided for such cure by Landlord pursuant to this Lease. If such default is not cured within the specified time period, Tenant may exercise any right or remedy available to it at law or in equity or under this Lease. Tenant shall have the right to cure any such default upon written notice to Landlord (but no such additional notice shall be required in an emergency situation) and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days following receipt from Tenant of invoices or other reasonable evidence of the amount of such costs; provided, however, in the event Landlord in good faith disputes whether Tenant properly performed an obligation of Landlord, Landlord may dispute the same by institution of a reference proceeding pursuant to Section 39 below within thirty (30) days following Tenant’s request for reimbursement. If it is determined pursuant to such proceeding that Tenant’s cure was proper, Landlord shall, within ten (10) days following such determination, reimburse Tenant for the cost of such cure (plus interest at the Interest Rate from the date of Tenant’s expenditure until reimbursement). Should Landlord fail to pay Tenant any amount due Tenant (a) within thirty (30) days following receipt of Tenant’s invoices or other evidence (if Landlord does not institute a reference proceeding disputing such cure), or (b) within ten (10) days after determination by reference, Tenant may, notwithstanding anything to the contrary contained in this Lease, deduct and offset such amount (including, without limitation, interest at the Interest Rate from the time of Tenant’s expenditure until repaid) from any monetary obligation of Tenant owing Landlord hereunder, provided that in no event shall such deduction or offset exceed twenty-five percent (25%) of Minimum Rent for the applicable month, or such greater percentage as is necessary to allow Tenant full recovery of the amount owing over the remainder of the Term. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to offset any unpaid reference or court award from any monetary obligation due under this Lease. Any amount due from Landlord to Tenant shall bear interest at the Interest Rate from the date due until paid. All rights, options and remedies of Tenant contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Tenant shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. Tenant’s failure to insist upon strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy it has shall not be deemed a waiver or relinquishment for the future of such performance, right or remedy unless in writing signed by Tenant. No waiver by Tenant shall constitute a waiver of any subsequent breach.

(b) In the event that Landlord shall be liable to Tenant for damages sustained by Tenant as a result of Landlord’s breach of this Lease, it is expressly understood and agreed that any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of Landlord’s interest in the Shopping Center, the proceeds thereof and therefrom and the rent payable under this Lease, and no other real, personal or mixed property of Landlord, wherever situated, shall be subject to levy on any such judgment obtained against Landlord and if such interest is insufficient for the payment of such judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on account of such deficiency. Tenant hereby waives, to the extent waivable under law, any right to satisfy such money judgment against Landlord except from Landlord’s interest in the Shopping Center, the proceeds thereof and therefrom and the rent payable under this Lease.

20. TENANT’S PROPERTY; SURRENDER; HOLDING OVER.

(a) Any furniture, trade fixtures and other equipment and personal property of Tenant not permanently affixed to the Premises shall be Tenant’s property. Tenant may remove its personal property which it has stored or placed in the Premises. Tenant, at its sole expense, shall immediately repair any damage to the Premises caused by installation or removal of any personal property unless such damage is caused by the negligence or wilful misconduct of Landlord and/or any of Landlord’s employees, agents, representatives and/or contractors. Any personal property of Tenant not removed from the Premises within thirty (30) days following the expiration of the Term or any earlier termination of this Lease shall become Landlord’s property.

(b) Tenant shall surrender possession of the Premises upon the expiration of the Term or earlier termination of this Lease, broom clean, free of debris, in good order and state of repair (excepting Landlord’s obligations under this Lease and ordinary wear and tear), and deliver the keys as Landlord designates. In the event Tenant holds over in the Premises following the expiration of the Term or earlier termination of this Lease, Tenant’s occupancy shall be considered a tenancy from month to month (terminable upon thirty (30) days’ notice by either party) on all terms and conditions of this Lease, except that Tenant’s obligation for monthly Minimum Rent during such holdover shall equal (i) during the initial month of such holding over, one hundred twenty-five percent (125%) of the monthly Minimum Rent in effect immediately preceding the expiration of the Term or earlier termination of the Lease, and (ii) from and after the expiration of the initial month of such holding over, one hundred fifty percent (150%) of the monthly Minimum Rent in effect immediately preceding the expiration of the Term or earlier termination of the Lease. If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination of this Lease despite demand to do so by Landlord notifying Tenant of a successor tenant, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, costs and/or expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising as a result thereof, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

21. AGREEMENTS. The parties hereby acknowledge that this Lease shall be subordinate to existing matters of record (the “Agreements”), subject to Section 7(a) above. This Lease shall not be subordinate to any new Agreement or any amendment or supplement to the existing Agreements, which is not first approved by Tenant in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

22. QUIET ENJOYMENT. Upon payment by Tenant of the rent and the observance and performance of all of the agreements, covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall quietly enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject to the terms of this Lease.

23. ESTOPPEL STATEMENTS. Within twenty (20) days after each written request from either party in connection with a sale, financing, assignment or other transfer of such party’s interest in this Lease, the non-requesting party shall execute and deliver to the requesting party or its designee (and the requesting party and each designee may rely thereon) an estoppel certificate certifying that this Lease is unmodified (except for any amendments specifically stated) and in full force and effect, setting forth the date through which Minimum Rent has been paid, and acknowledging that there are not, to such party’s actual knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if any are claimed, and certifying, to such party’s actual knowledge, as to such other factual matters as may be reasonably requested.

24. FORCE MAJEURE. If either party is delayed or hindered in or prevented from the performance of any act required hereunder because of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive Laws, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed, financial inability excepted (any “Force Majeure Event”), performance of such act shall be excused for the period of the Force Majeure Event, and the period for the performance of such act shall be extended for an equivalent period. Delays or failures to perform resulting from lack of funds shall not be Force Majeure Events.

25. SIGNS. Tenant shall be entitled to the maximum lawful Building signage (including, without limitation, the right to identification on at least two (2) sides of the Building), and monument/pylon signage within the Shopping Center in accordance with Exhibit D attached hereto and incorporated herein by this reference.

26. REAL ESTATE BROKERS. Landlord and Tenant agree and acknowledge that The Clover Company has acted as broker in connection with this Lease (the “Broker”) and Landlord agrees that Landlord shall pay the commission due such Broker in connection herewith and indemnify, defend, and hold Tenant harmless from any commission claims of such Broker. Other than the Broker, Tenant warrants that it has not dealt with a broker regarding this Lease, and shall indemnify, defend and save Landlord harmless from all claims, actions, damages, expenses and liability whatsoever, including, without limitation, reasonable attorneys’ fees and expenses, arising from any claim for commission or finder’s fee regarding this Lease. Other than the Broker, Landlord warrants that it has not dealt with a broker regarding this Lease, and shall indemnify, defend and save Tenant harmless from all claims, actions, damages, expenses and liability whatsoever, including, without limitation, reasonable attorneys’ fees and expenses, arising from any claim for commission or finder’s fee regarding this Lease.

27. MEMORANDUM OF LEASE. This Lease shall not be recorded. However, a memorandum hereof in the form attached hereto as Exhibit F shall be executed, in recordable form, by both parties concurrently herewith and recorded by Landlord, at Landlord’s expense, with the official charged with recordation duties for the county in which the Shopping Center is located. Tenant shall execute a termination of such memorandum of this Lease in form and substance reasonably acceptable to Landlord, which termination instrument Landlord may record upon the expiration of the Term or earlier termination of this Lease.

28. NOTICES. Any notice, demand, request, approval, consent or other instrument which is, or is required to be, given under this Lease shall be in writing and shall be deemed to have been given (a) two (2) days after when mailed by United States registered or certified mail return receipt requested, postage prepaid, or (b) when received, if sent by overnight courier or delivery service, addressed to Landlord or Tenant at the respective addresses set forth in the Basic Lease Provisions or such other address or addresses as either party may designate by notice to the other in accordance with this Section 28.

29. ATTORNEYS’ FEES. In the event either party shall institute any action or proceeding against the other party relating to this Lease, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorneys’ fees as fixed by the court. In addition to the foregoing award of attorneys’ fees to the successful party, the successful party in any lawsuit on this Lease shall be entitled to its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease.

30. WAIVER. No waiver of any breach of any of the terms, covenants, agreements, restrictions or conditions of this Lease shall be valid unless in writing and signed by the party to be charged with such waiver, nor shall any waiver be construed as a waiver of any succeeding breach of any of the same or other covenants, agreements, restrictions, or conditions hereof.

31. LEASE BINDING UPON SUCCESSORS. Subject to the provisions of Section 16 above, each of the terms, covenants and conditions of this Lease shall extend to and be binding upon and shall inure to the benefit of not only Landlord and Tenant, but each of their respective heirs, administrators, legal representatives, successors and assigns. Whenever in this Lease reference is made to either Landlord or Tenant, the reference shall be deemed to include, wherever applicable, the heirs, legal representatives and administrators, successors and assigns, as if such parties were named in every case.

32. INTERPRETATION. Captions of the sections or parts of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction. The words “Landlord” and “Tenant” when used herein shall be applicable to one or more persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one, the obligations hereof shall be joint and several. The word “persons” wherever used shall include individuals, firms, associations and corporations. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and shall not be construed strictly for or against Landlord or Tenant.

33. INTEREST. Any amount owing from one party to the other under this Lease which is not paid within ten (10) days of the date when due shall thereafter bear interest at the Interest Rate. As used herein, the term “Interest Rate” means a per annum rate of interest equal to the lesser of (1) two percent (2%) per annum over the then most recent annual prime or reference rate of interest announced by Bank of America N.A. (or in the event Bank of America N.A. ceases to publish a prime or reference rate, the prime rate of a comparable national banking institution reasonably agreed upon by the parties), or (2) the maximum rate permitted by applicable law.

34. INVALIDITY. If any provision of this Lease shall prove to be invalid, void or illegal, it shall in no way affect, impair or invalidate any other provision hereof.

35. TIME OF THE ESSENCE. Time is expressly declared to be “of the essence” in this Lease and in each and every provision hereof wherein time for performance is a factor.

36. GOVERNING LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

37. APPROVALS. Except to the extent specifically otherwise provided in this Lease, whenever the approval or consent of either of the parties hereto is required under this Lease, such approval or consent shall not be unreasonably withheld, conditioned or delayed.

38. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

39. EXPEDITED DISPUTE RESOLUTION. At the election of either Landlord or Tenant, any dispute with respect to the subject matter of this Lease (except an unlawful detainer action by Landlord) shall be resolved by a referee pursuant to the provisions of California Code of Civil Procedure Section 638 et seq., for a determination to be made which shall be binding upon the parties as if tried before a court or jury. The parties agree specifically as to the following:

(a) Within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding or judgment thereon. If the parties are unable to agree upon a referee either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640, by the presiding judge of the County Superior Court where the Shopping Center is located.

(b) The compensation of the referee shall be such charge as is customarily charged by the referee for like services. The cost of such proceedings shall initially be borne equally by the parties. However, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs.

(c) If a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs. Only a party shall be authorized to request a reporter.

(d) The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee.

(e) The referee’s decision under California Code of Civil Procedure Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California.

(f) The parties agree that they shall in good faith endeavor to cause any such dispute to be decided within four (4) months. The date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

(g) The referee shall have the power to award damages and all other relief.

40. TERMINATION OF EXISTING LEASE. THE PARTIES ACKNOWLEDGE THAT LANDLORD CURRENTLY LEASES TO TENANT CERTAIN EXISTING PREMISES OCCUPIED BY TENANT LOCATED ACROSS FOOTHILL BOULEVARD FROM THE SHOPPING CENTER (THE “EXISTING PREMISES”) PURSUANT TO AN EXISTING LEASE (THE “EXISTING LEASE”). TENANT’S EXISTING LEASE FOR THE EXISTING PREMISES SHALL TERMINATE THIRTY (30) DAYS FOLLOWING THE OPENING OF THE PREMISES FOR BUSINESS UNDER THIS LEASE. TENANT SHALL NOT BE LIABLE FOR RENT OR OTHER CHARGES UNDER THE EXISTING LEASE DURING SUCH THIRTY (30) DAY PERIOD FOLLOWING THE OPENING OF THE PREMISES FOR BUSINESS UNDER THIS LEASE. TENANT SHALL SURRENDER POSSESSION OF THE EXISTING PREMISES IN THE CONDITION REQUIRED FOR SURRENDER UNDER THE EXISTING LEASE ON OR BEFORE SUCH EFFECTIVE DATE OF THE TERMINATION OF THE EXISTING LEASE. HOWEVER, IF TENANT FAILS TO SO SURRENDER POSSESSION OF THE EXISTING PREMISES BY THE TERMINATION EFFECTIVE DATE OF THE EXISTING LEASE, THEN TENANT’S CONTINUED OCCUPANCY OF THE EXISTING PREMISES SHALL THEREAFTER CONSTITUTE A HOLDING OVER UNDER THE EXISTING LEASE.

41. RENAMING OF SPORT CHALET DRIVE. Landlord agrees to reasonably cooperate with Tenant in attempting to cause the City Council of La Cañada and any other applicable governmental authorities whose consent therefor is required, to rename the street which is so identified on Exhibit A as “Sport Chalet Drive”, provided that Tenant shall be solely responsible for all costs and expenses of attempting to cause such renaming and in no event shall this Lease be contingent upon such renaming.

42. WAIVER OF CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained in this Lease, in no event shall either party be liable to the other party for any consequential damages in connection with this Lease or any breach of this Lease, provided that amounts which Landlord is entitled to collect as damages from Tenant under California Civil Code Section 1951.2 in the event of a default by Tenant not cured within the applicable period for cure under Section 18 above shall not be deemed to constitute consequential damages for purposes hereof..

43. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto with respect to the matters covered thereby, and no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid. All prior or contemporaneous agreements or writings between or among the parties are specifically merged into this Lease. This Lease may not be amended, modified or supplemented except by written instrument executed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first written above.

LANDLORD:		TENANT:

LA CAÑADA PROPERTIES, INC.,		SPORT CHALET, INC.,
a California corporation		a Delaware corporation

By:	/s/ Eric Olberz	By:	/s/ Dennis Trausch

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